The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-257818
SUBJECT TO COMPLETION, DATED AUGUST 19, 2021
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 12, 2021)
$
Trinity Capital Inc.
    % Notes Due 2026
We are offering $       in aggregate principal amount of % notes due 2026, which we refer to as the Notes. The Notes will mature on            , 2026. We will pay interest on the Notes on February 15 and August 15 of each year, beginning February 15, 2022. We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of the Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct unsecured obligation and rank pari passu, or equal in right of payment, with all outstanding and future unsecured unsubordinated indebtedness issued by us. As of August 17, 2021, on a consolidated basis, we had approximately $281 million of indebtedness outstanding, $106 million of which was secured indebtedness through our wholly-owned subsidiary, Trinity Funding 1, LLC, that will be effectively and/or structurally senior to the Notes, and $175 million of which was our unsecured indebtedness related to our 7.00% Notes due 2025 and our 6.00% Convertible Notes due 2025 that will rank pari passu, or equal in right of payment, with the Notes.
We are a specialty lending company that provides debt, including loans and equipment financings, to growth stage companies, including venture-backed companies and companies with institutional equity investors. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors, such as institutional investors or private equity firms, and annual revenues of up to $100 million.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We intend to elect to be treated, and intend to qualify annually thereafter, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.
Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We seek to achieve our investment objective by making investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, we may obtain warrants or contingent exit fees at funding from many of our portfolio companies, providing an additional potential source of investment returns.
As of June 30, 2021, our investment portfolio had an aggregate fair value of approximately $597.7 million and was comprised of approximately $397.5 million in secured loans, $120.9 million in equipment financings, and $79.3 million in equity and equity-related investments, including warrants, across 80 portfolio companies.
We primarily target investments in growth stage companies that have generally completed product development and are in need of capital to fund revenue growth. Our loans and equipment financings range from $2 million to $30 million. We are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.” As of June 30, 2021, the debt, including loans and equipment financings, in our portfolio had a weighted average time to maturity of approximately 3.1 years.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are subject to reduced public company reporting requirements and intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Investing in the Notes involves risks, including the risk of leverage, that are described in “Risk Factors” beginning on page S-13 of this prospectus supplement and page 12 of the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein before investing and keep it for future reference. We also file periodic and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 1 N. 1st Street, 3rd Floor, Phoenix, Arizona 85004, calling us at (480) 374-5350 or visiting our corporate website located at www.trincapinvestment.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	%	$
Sales load (underwriting discounts and commissions) paid by us	%	$
Proceeds to us, before expenses(2)	%	$

(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes must be paid by the purchaser if the Notes are delivered after    , 2021.

(2)
We estimate that we will incur offering expenses of approximately $      .

Delivery of the Notes in book-entry form only through the Depository Trust Company on or about           , 2021.
Joint Book-Running Managers
Goldman Sachs & Co. LLC	Keefe, Bruyette & Woods
A Stifel Company
The date of this prospectus supplement is August   , 2021.

Prospectus Supplement

Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. Neither we nor the underwriters have authorized anyone to give you any information other than in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or any information that we have incorporated by reference herein or therein and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on their respective front covers. Our business, financial condition, results of operations and prospects may have changed since that date. We will update these documents to reflect material changes only as required by law. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information different from or additional to the information in that prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. This prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein, include all material information relating to the applicable offering. Please carefully read this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein, any exhibits and the additional information described under the headings “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus supplement and the accompanying prospectus, “Available Information” in the accompanying prospectus and the documents incorporated herein and therein before you make an investment decision.
This prospectus supplement includes summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. It is not complete and may not contain all of the information that you may want to consider before investing in the Notes. You should read this entire document and the other information incorporated by reference herein before investing in the Notes. Throughout this prospectus supplement, except where the context suggests otherwise:
•
the terms “we,” “us,” “our,” “Trinity” and “Company” refer, collectively, to the Legacy Funds (as defined below) and their respective subsidiaries, general partners, managers and managing members, as applicable prior to the consummation of the Formation Transactions (as defined below) and Trinity Capital Inc. after the consummation of the Formation Transactions; and

•
“Legacy Funds” refers collectively to Trinity Capital Investment, LLC (“TCI”), Trinity Capital Fund II, L.P. (“Fund II”), Trinity Capital Fund III, L.P. (“Fund III”), Trinity Capital Fund IV, L.P. (“Fund IV”) and Trinity Sidecar Income Fund, L.P. (“Sidecar Fund”) and their respective subsidiaries, general partners, managers and managing members, as applicable.

Trinity Capital Inc.
Overview
Trinity Capital Inc., a Maryland corporation, provides debt, including loans and equipment financings, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We seek to achieve our investment objective by making investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Our equipment financings involve loans for general or specific use, including acquiring equipment, that are secured by the equipment or other assets of the portfolio company. In addition, we may obtain warrants or contingent exit fees from many of our portfolio companies, providing an additional potential source of investment returns. The warrants entitle us to purchase preferred or common ownership shares of a portfolio company, and we typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. Contingent exit fees are cash fees payable upon the consummation of certain trigger events, such as a successful change of control or initial public offering of the portfolio company. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing rounds.
We target investments in growth stage companies, which are typically private companies, including venture-backed companies and companies with institutional equity investors. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors, such as institutional investors or private equity firms, and expected annual revenues of up to $100 million. Subject to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), we are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.”
We primarily seek to invest in loans and equipment financings to growth stage companies that have generally completed product development and are in need of capital to fund revenue growth. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and our in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans.
Our loans and equipment financings generally range from $2 million to $30 million and we generally limit each loan or equipment financing to approximately five percent or less of our total assets. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth stage companies. We seek to structure our loans and equipment financings such that amortization of the amount invested quickly reduces our risk exposure. Leveraging the experience of our investment professionals, we seek to target companies at their growth stage of development and to identify financing opportunities ignored by the traditional direct lending community.
As of June 30, 2021, our investment portfolio had an aggregate fair value of approximately $597.7 million and was comprised of approximately $397.5 million in secured loans, $120.9 million in equipment financings, and $79.3 million in equity and equity-related investments, including warrants, across 80 portfolio companies. See “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the accompanying prospectus for additional information.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. We intend to elect to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Regulation” and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus for additional information. For example, as a BDC, at least 70% of our assets must be assets of the type listed in Section 55(a) of the 1940 Act, as described herein.
Our History
On January 16, 2020, through a series of transactions (the “Formation Transactions”), we acquired the Legacy Funds, including their respective investment portfolios (collectively, the “Legacy Portfolio”), and Trinity Capital Holdings, LLC, a holding company whose subsidiaries managed and/or had the right to receive fees from certain of the Legacy Funds (“Trinity Capital Holdings”). In the Formation Transactions, the Legacy Funds were merged with and into the Company.
On February 2, 2021, we completed our initial public offering of 8,006,291 shares of our common stock at a price of $14.00 per share. Our shares of common stock began trading on the Nasdaq Global Select Market (“Nasdaq”) on January 29, 2021 under the symbol “TRIN.”
For additional information regarding our history and the Formation Transactions, see “Prospectus Summary” and “Business” in the accompanying prospectus.
Borrowings
Through our wholly-owned subsidiary, Trinity Funding 1, LLC, we are a party to a $300 million Credit Agreement (as amended, the “Credit Agreement”) with Credit Suisse AG (“Credit Suisse”). The Credit Agreement matures on January 8, 2022, unless extended, and we have the ability to borrow up to an aggregate of $300 million. Borrowings under the Credit Agreement generally bear interest at a rate of the three-month London Inter-Bank Offered Rate (“LIBOR”) plus 3.25%. As of August 17, 2021, approximately $106 million was outstanding under the Credit Agreement. For information regarding the discontinuation of LIBOR, please refer to the risk factor entitled “We are exposed to risks associated with changes in interest rates” in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on August 5, 2021, and any updates or supplements to such risk factor included in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K. See also “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the accompanying prospectus for additional information regarding the Credit Agreement.
In January 2020, we issued $125 million in aggregate principal amount of our unsecured 7.00% Notes due 2025 (the “2025 Notes”) in reliance upon the available exemptions from the registration requirements of the Securities Act (the “144A Note Offering”). The 2025 Notes were issued pursuant to an Indenture, dated as of January 16, 2020 (the “Base Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”), and a First Supplemental Indenture, dated as of January 16, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture”), between us and the Trustee. The 2025 Notes mature on January 16, 2025 (the “2025 Notes Maturity Date”), unless repurchased or redeemed in accordance with their terms prior to such date, and bear interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2020. See “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Securities Eligible for Future Sale” in the accompanying prospectus.
In December 2020, we issued $50 million in aggregate principal amount of our unsecured 6.00% Convertible Notes due 2025 (the “Convertible Notes”), at an original issuance price of 97.376% of the aggregate principal thereof, in reliance upon the available exemptions from the registration requirements of the Securities Act (the “Convertible Notes Offering”). The Convertible Notes were issued pursuant to the Base Indenture and a Second Supplemental Indenture, dated as of December 11, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Convertible Notes Indenture”), between us and the Trustee. The Convertible Notes mature on December 11, 2025 (the “Convertible Notes Maturity Date”), unless earlier converted or repurchased in accordance with their terms prior to such date. The Convertible Notes bear interest at a rate of 6.00% per year, subject to additional interest of 0.75% per annum if we do not maintain an investment grade rating with respect to the Convertible Notes, payable semiannually on May 1 and November 1 of each year, commencing on May 1, 2021. Holders may convert their Convertible Notes, at their option, at any time on or prior to the close of business on the business day immediately preceding the Convertible Notes Maturity Date. The conversion rate is initially 66.6667 shares of our common stock, per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $15.00 per share of common stock). The net asset value per share of our common stock at September 30, 2020 (the last date prior to the issuance of the Convertible Notes for which we reported net asset value) was $13.01. The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Upon conversion of the Convertible Notes, we will pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, per $1,000 principal amount of the Convertible Notes, equal to the then existing conversion rate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Securities Eligible for Future Sale” in the accompanying prospectus.
We currently borrow and may continue to borrow money from time to time if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 150%. This means that generally, we can borrow up to $2 for every $1 of investor equity. As of June 30, 2021, our asset coverage ratio was approximately 255.0%.
Our Business and Structure
Overview
We provide debt, including loans and equipment financings, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We seek to achieve our investment objective by making investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Our equipment financings involve loans for general or specific use, including acquiring equipment, that are secured by the equipment or other assets of the portfolio company. In addition, we may obtain warrants or contingent exit fees from many of our portfolio companies, providing an additional potential source of investment returns. The warrants entitle us to purchase preferred or common ownership shares of a portfolio company, and we typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. Contingent exit fees are cash fees payable upon the consummation of certain trigger events, such as a successful change of control or initial public offering of the portfolio company. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing rounds.
We target investments in growth stage companies with institutional investor support, experienced management teams, promising products and offerings, and large expanding markets. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors and expected annual revenues of up to $100 million. These companies typically have begun to have success selling their products to the market and need additional capital to expand their operations and sales. Despite often achieving growing revenues, these types of companies typically have limited financing options to fund their growth. Equity, being dilutive in nature, is generally the most expensive form of capital available, while traditional bank financing is rarely available, given the lifecycle stage of these companies. Financing from us bridges this financing gap, providing companies with growth capital, which may result in improved profitability, less dilution for all equity investors, and increased enterprise value. Subject to the requirements of the 1940 Act, we are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets.
Our loans and equipment financings may have initial interest-only periods of up to 24 months and generally fully amortize over a total term of up to 60 months. These investments are typically secured by a blanket first position lien, a specific asset lien on mission-critical assets and/or a blanket second position lien. We may also make a limited number of direct equity and equity-related investments in conjunction with our debt investments. We target growth stage companies that have recently issued equity to raise cash to offset potential cash flow needs related to projected growth, have achieved positive cash flow to cover debt service, or have institutional investors committed to providing additional funding. A loan or equipment financing may be structured to tie the amortization of the loan or equipment financing to the portfolio company’s projected cash balances while cash is still available for operations. As such, the loan or equipment financing may have a reduced risk of default. We believe that the amortizing nature of our investments will mitigate risk and significantly reduce the risk of our investments over a relatively short period. We focus on protecting and recovering principal in each investment and structure our investments to provide downside protection.
Our loans and equipment financings generally range from $2 million to $30 million and we generally limit each loan or equipment financing to approximately five percent or less of our total assets. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth stage companies. We seek to structure our loans and equipment financings such that amortization of the amount invested quickly reduces our risk exposure. Leveraging the experience of our investment professionals, we seek to target companies at their growth stage of development and to identify financing opportunities ignored by the traditional direct lending community.
Certain of the loans in which we invest have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, we have invested in and may in the future invest in or obtain significant exposure to “covenant-lite” loans, which generally are loans that do not have a complete set of financial maintenance covenants. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, because we invest in and have exposure to covenant-lite loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
Management Team
We are an internally managed BDC employing 39 dedicated professionals as of August 17, 2021, including 23 investment, origination and portfolio management professionals, all of whom have experience working on investment and financing transactions. All of our employees are located in the United States.
Our management team has prior management experience, including with early stage tech startups, and employs a highly systematized approach. Our senior management team, led by Steven L. Brown, comprises the majority of the senior management team that managed the Legacy Funds and sourced their investment portfolios, and we believe is well positioned to take advantage of the potential investment opportunities available in the marketplace.
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Steven L. Brown, our founder, is our Chairman and Chief Executive Officer and has 25 years of experience in venture equity and venture debt investing and working with growth stage companies.

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Gerald Harder, our Chief Credit Officer, has been with Trinity since 2016, and we believe his prior 30 years of engineering and operations experience adds significant value in analyzing investment opportunities.

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Kyle Brown, our President and Chief Investment Officer, has been with Trinity since 2015 and is responsible for managing Trinity’s investment activities. He has historically managed relationships with potential investment partners, including venture capital firms and technology bank lenders, allowing us to nearly triple the number of investment opportunities reviewed by our senior management after Mr. Brown joined the senior management of Trinity.

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Ron Kundich, our Senior Vice President — Loan Originations, is responsible for developing relationships with our referral partners, sourcing potential investments and evaluating investment opportunities.

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David Lund, our Chief Financial Officer, Executive Vice President of Finance and Strategic Planning, and Treasurer, has over 35 years of finance and executive leadership experience working with both private and publicly traded companies, including serving as Chief Financial Officer at an internally managed venture lending, publicly traded BDC during its initial stage and subsequent years of growth in assets.

All investment decisions are made by our Investment Committee (the “Investment Committee”), whose members consist of Steven L. Brown, Gerald Harder, Kyle Brown and Ron Kundich. We consider these individuals to be our portfolio managers. The Investment Committee approves proposed investments by majority consent, which majority must include Steven L. Brown, in accordance with investment guidelines and procedures established by the Investment Committee. See “Management” and “Executive Compensation” in the accompanying prospectus for additional information regarding these individuals.
The members of the Investment Committee have worked together in predecessor investment funds, including the Legacy Funds, and bring decades of combined experience investing in venture debt and venture capital and managing venture-backed start-ups and other public and private entities. As a result, the members of the Investment Committee have strong backgrounds in venture capital, private equity, investing, finance, operations, management and intellectual property, and have developed a strong working knowledge in these areas and a broad network of contacts. Combined, as of June 30, 2021, the members of the Investment Committee had over 75 years in aggregate of operating experience in various public and private companies, many of them venture-funded. As a group, they have managed through all aspects of the venture capital lifecycle, including participating in change of control transactions with venture-backed companies that they founded and/or served.
Potential Competitive Advantages
We believe that we are one of only a select group of specialty lenders that has our depth of knowledge, experience, and track record in lending to growth stage companies. Further, we are one of an even smaller subset of specialty lenders that offers both loans and equipment financings. Our other potential competitive advantages include:
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In-house engineering and operations expertise to evaluate growth stage companies’ business products and plans.

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Direct origination networks that benefit from relationships with venture banks, institutional equity investors and entrepreneurs built during the term of operations of the Legacy Funds, which began in 2008.

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A dedicated staff of professionals covering credit origination and underwriting, as well as portfolio management functions.

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A proprietary credit rating system and regimented process for evaluating and underwriting prospective portfolio companies.

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Scalable software platforms developed during the term of operations of the Legacy Funds, which support our underwriting processes and loan monitoring functions.

For additional information regarding our potential competitive advantages, see “Business” in the accompanying prospectus.

Market Opportunity
We believe that an attractive market opportunity exists for providing debt and equipment financings to growth stage companies for the following reasons:
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Growth stage companies have generally been underserved by traditional lending sources.

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Unfulfilled demand exists for loans and equipment financings to growth stage companies due to the complexity of evaluating risk in these investments.

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Debt investments with warrants are less dilutive than traditional equity financing and complement equity financing from venture capital and private equity funds.

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Equity funding of growth stage companies, including venture capital backed companies, has increased steadily over the last ten years, resulting in new lending and equipment financing opportunities.

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We estimate that the annual U.S. venture debt and equipment financing market in 2020 exceeded $23 billion. We believe that the equipment financing market is even more fragmented, with the majority of equipment financing providers unable to fund investments for more than $10 million. We believe there are significant growth opportunities for us to expand our market share in the venture debt market and become a one-stop shop for loans and equipment financings for growth stage companies.

Growth Stage Companies are Underserved by Traditional Lenders.   We believe many viable growth stage companies have been unable to obtain sufficient growth financing from traditional lenders, including financial services companies such as commercial banks and finance companies, because traditional lenders have continued to consolidate and have adopted a more risk-averse approach to lending. More importantly, we believe traditional lenders are typically unable to underwrite the risk associated with these companies effectively and generally refrain from lending and/or providing equipment financing to growth stage companies, instead preferring the risk-reward profile of traditional fixed asset-based lending.
Unfulfilled Demand for Loans and Equipment Financings to Growth Stage Companies.   Private capital in the form of loans and equipment financings from specialty finance companies continues to be an important source of funding for growth stage companies. We believe that the level of demand for loans and equipment financings is a function of the level of annual venture equity investment activity, and can be as much as 20% to 30% of such investment activity. We believe this market is largely served by a handful of venture banks, with whom our products generally do not compete, and a relative few term lenders and lessors.
We believe that demand for loans and equipment financings to growth stage companies is currently underserved, given the high level of activity in venture capital equity market for the growth stage companies in which we invest. We believe certain venture lending companies have begun to focus on larger investment opportunities, potentially creating additional opportunities for us in the near term. Our senior management team has seen a significant increase in the number of potential investment opportunities over the last ten years.
Debt Investments with Warrants Complement Equity Financing from Venture Capital and Private Equity Funds.   We believe that growth stage companies and their financial sponsors will continue to view debt and equipment financing as an attractive source of capital because it augments the capital provided by venture capital and private equity funds. We believe that our debt investments, including loans and equipment financings, will provide access to growth capital that otherwise may only be available through incremental equity investments by new or existing equity investors. As such, we intend to provide portfolio companies and their financial sponsors with an opportunity to diversify their capital sources.
For additional information regarding our market opportunity, see “Business” in the accompanying prospectus.
Investment Philosophy, Strategy and Process
We lend money in the form of term loans and equipment financings and, to a lesser extent, working capital loans to growth stage companies. Investors may receive returns from three sources — the loan’s interest payments or equipment financing payments and the associated contractual fees; the final principal payment; and, contingent upon a successful change of control or initial public offering, proceeds from the equity positions or contingent exit fees obtained at loan or equipment financing origination.
We primarily seek to invest in loans and equipment financings to growth stage companies that have generally completed product development and are in need of capital to fund revenue growth. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and our in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans. Leveraging the experience of our investment professionals, we seek to target companies at their growth stage of development and seek to identify financing opportunities ignored by the traditional direct lending community.
Subject to the requirements under the 1940 Act, which require that we invest at least 70% of our total assets in qualifying assets, we may also engage in other lending activities by investing in assets that are not qualifying assets under the requirements of the 1940 Act, including asset-backed lending, which may constitute up to 30% of our total assets.
We believe good candidates for loans and equipment financings appear in all business sectors. We are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. We believe in diversification and do not intend to specialize in any one sector. Our portfolio companies are selected from a wide range of industries, technologies and geographic regions. Since we focus on investing in portfolio companies alongside venture capital firms and technology banks, we anticipate that most of our opportunities will come from sectors that those sources finance. See “Business” in the accompanying prospectus for additional details.
Corporate Information
Our principal executive offices are located at 1 N. 1st Street, 3rd Floor, Phoenix, Arizona 85004 and our telephone number is (480) 374-5350. Our corporate website is located at www.trincapinvestment.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.
Risk Factors
Investing in our securities may be speculative and involves certain risks relating to our structure and our investment objective that you should consider before deciding whether to invest. See “Risk Factors” beginning on page S-13 in this prospectus supplement and “Risk Factors” in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 for a more detailed discussion of material risks you should carefully consider before deciding to invest in our securities.
Recent Developments
Departure of Certain Officers
On August 2, 2021, Scott Harvey, the Company’s Chief Legal Officer and Chief Compliance Officer, resigned from such positions and from his employment with the Company in connection with his retirement. The Board of Directors (the “Board”) of the Company accepted Mr. Harvey’s resignation, and there was no disagreement between Mr. Harvey and the Company on any matter relating to the Company’s operations, policies or practices. Also on August 2, 2021, the Board appointed Sarah Stanton as the Chief Compliance Officer of the Company. Ms. Stanton also serves, and will continue to serve, as the General Counsel and Secretary of the Company.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING
This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of the Notes” in this prospectus supplement before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the indenture governing the Notes, as amended from time to time, the “indenture”.
Issuer
Trinity Capital Inc., a Maryland corporation
Title of the Securities
   % Notes due 2026
Initial Aggregate Principal Amount Being Offered
$
Initial Public Offering Price
   % of the aggregate principal amount of Notes
Interest Rate
   %
Yield to Maturity
   %
Trade Date
August   , 2021
Issue Date
August  , 2021
Maturity Date
           , 2026
Interest Payment Dates
February 15 and August 15, commencing February 15, 2022
Ranking of Notes
The Notes will be our direct, general unsecured obligations and will rank:
•
senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

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pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, the Convertible Notes, of which $50 million in aggregate principal amount was outstanding as of August 17, 2021, and the 2025 Notes, of which $125 million in aggregate principal amount was outstanding as of August 17, 2021;

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effectively subordinated, or junior, to any of our existing and future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and

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structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under the Credit Agreement, of which approximately $106 million was outstanding as of August 17, 2021 and is secured by the assets of our wholly-owned subsidiary, Trinity Funding 1, LLC.

As of June 30, 2021, our asset coverage ratio was approximately 255.0%. We target a leverage range of between 1.15x to 1.35x.
As of August 17, 2021, on a consolidated basis, we had approximately $281 million of total indebtedness outstanding, $106 million of which was secured indebtedness of our wholly-owned subsidiary, Trinity Funding 1, LLC, under the Credit Agreement, and

$175 million of which was unsecured indebtedness. Such unsecured indebtedness reflects the outstanding aggregate principal amount of the 2025 Notes and the Convertible Notes. See “Capitalization” in this prospectus supplement.
Denominations
We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional Redemption
We may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus     basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date; provided, however, that if we redeem any Notes on or after            , 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.
Sinking Fund
The Notes will not be subject to any sinking fund. A sinking fund is a reserve fund accumulated over a period of time for the retirement of debt.
Offer to Purchase upon a Change of Control Repurchase
Event
If a Change of Control Repurchase Event occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
Legal Defeasance
If there is a change in U.S. tax law or we obtain an Internal Revenue Service ruling described herein, the Notes will be subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of the Notes — Defeasance — Legal Defeasance”, we can legally release ourselves from all payment and other obligations on the Notes.
Covenant Defeasance
Under current U.S. tax law and the indenture, the Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of the Notes — Defeasance — Covenant Defeasance”, we will be released from some of the restrictive covenants in the indenture.
Form of Notes
The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, Paying Agent and Registrar
U.S. Bank National Association
Events of Default
If an event of default (as described herein under “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.
Other Covenants
In addition to the covenants described in this prospectus supplement, the following covenants shall apply to the Notes:
•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles, or GAAP.

No Established Trading
Market
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting” in this prospectus supplement. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.
Use of Proceeds
We estimate that the net proceeds we will receive from this offering will be approximately $       million, based on an offering price of     % per Note, after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $       payable by us. Such estimate is subject to change and no assurances can be given that actual expenses will not exceed such amount. We expect to use the net proceeds from this offering to pay down a portion of our existing indebtedness outstanding under the Credit Agreement in an amount expected to be equal to approximately $         million. The Credit Agreement has a maturity date of January 8, 2022 and generally bears interest at a rate of the three-month LIBOR plus 3.25%. As of August 17, 2021, we had approximately $106 million of indebtedness outstanding under the Credit Agreement through our wholly-owned subsidiary, Trinity Funding 1, LLC. We may reborrow under the Credit Agreement to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. We intend to use the remaining net proceeds, if any, from this offering to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Global Clearance and Settlement Procedures
Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Governing Law
The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
Investing in the Notes involves a number of significant risks. Before you invest in the Notes, you should be aware of various risks associated with the investment, including those described in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, and any free writing prospectus we may authorize in connection with this offering. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to make an investment in the Notes. The risks set out in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, and any free writing prospectus we may authorize in connection with this offering are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to the Notes
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have currently incurred, including the Credit Agreement, and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of August 17, 2021, on a consolidated basis, we had approximately $281 million of total indebtedness outstanding, $106 million of which was secured indebtedness under the Credit Agreement through our wholly-owned subsidiary, Trinity Funding 1, LLC, which will be effectively and/or structurally senior to the Notes. Secured indebtedness, including the indebtedness under the Credit Agreement, is effectively senior to the Notes to the extent of the value of such assets securing such indebtedness. In addition, as of August 17, 2021, we had $50 million in aggregate principal amount of the Convertible Notes outstanding and $125 million in aggregate principal amount of the 2025 Notes outstanding, each of which is unsecured and will rank pari passu, or equal in right of payment, with the Notes.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of Trinity Capital Inc. and not of any of our subsidiaries. None of our subsidiaries are a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated, or junior, to the Credit Agreement and all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish. As of August 17, 2021, through our wholly-owned subsidiary, Trinity Funding 1, LLC, we had approximately $106 million indebtedness outstanding under the Credit Agreement; in addition, our subsidiaries may incur additional indebtedness in the future, all of which would be structurally senior to the Notes.

Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
As of August 17, 2021, on a consolidated basis, we had approximately $281 million of total indebtedness outstanding, $106 million of which was secured indebtedness under the Credit Agreement through our wholly-owned subsidiary, Trinity Funding 1, LLC, and $175 million of which was unsecured indebtedness related to the Convertible Notes and the 2025 Notes.
The use of debt could have significant consequences on our future operations, including:
•
making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;

•
resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our

•
debt becoming immediately due and payable;

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reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

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subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates; and

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limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our financing arrangements or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before the scheduled maturity. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including our payment obligations under the Notes.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets, could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings, however, may not reflect the potential impact of risks related to the structure or marketing of the Notes, market conditions generally or other factors discussed herein that could impact the market value of the Notes.
Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Any such credit ratings should be evaluated independently from similar ratings of other securities or companies. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that any credit ratings assigned to us and/or the Notes, if any, will remain for any given period of time.
The indenture offers limited protection to holders of the Notes.
The indenture offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) securities, indebtedness or other obligations incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;

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pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

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sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

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create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

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enter into transactions with affiliates;

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make investments; or

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create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes to the extent such a trading market develops for the Notes.
Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.
If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our current indebtedness or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.
If we are unable to repay debt, lenders having secured obligations, including Credit Suisse under the Credit Agreement, could proceed against the collateral securing the debt. Because the Credit Agreement, the 2025 Notes, and the Convertible Notes each have, the indenture will have, and any future debt will likely have, customary cross-default and/or cross-acceleration provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of the Notes” in this prospectus supplement and “Description of Our Debt Securities” in the accompanying prospectus.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture that governs the Notes, as supplemented, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Before making any such repurchase of Notes, we would also have to comply with certain requirements under the Credit Agreement, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Credit Agreement. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our existing or future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement.
If an active trading market does not develop for the Notes, you may not be able to resell them.
The Notes are a new issue of debt securities and there currently is no trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell the Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have informed us that they currently intend to make a market in the Notes after the offering, but they are not obligated to do so. Such underwriters may discontinue any market-making in the Notes at any time at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell the Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described or referenced under the section entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we may incorporate by reference herein, including the following factors, among others:
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our limited operating history as a BDC;

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our future operating results, including the impact of the novel coronavirus (“COVID-19”) pandemic;

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our dependence upon our management team and key investment professionals;

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our ability to manage our business and future growth;

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risks related to investments in growth stage companies, other venture capital-backed companies and generally U.S. companies;

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the ability of our portfolio companies to achieve their objectives;

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the use of leverage;

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risks related to the uncertainty of the value of our portfolio investments;

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changes in political, economic or industry conditions, the interest rate and inflation rate environments or conditions affecting the financial and capital markets, including as a result of the COVID-19 pandemic;

•
uncertainty surrounding the financial and/or political stability of the United States, the United Kingdom, the European Union, China and other countries, including as a result of the COVID-19 pandemic;

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the dependence of our future success on the general economy and its impact on the industries in which we invest;

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risks related to changes in interest rates and inflation rates, our expenses and other general economic conditions and the effect on our net investment income;

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the effect of the decommissioning of LIBOR;

•
the effect of changes in tax laws and regulations and interpretations thereof;

•
the impact on our business of new or amended legislation or regulations;

•
risks related to market volatility, including general price and volume fluctuations in stock markets;

•
our ability to make distributions, including as a result of the COVID-19 pandemic; and

•
our ability to maintain our status as a BDC under the 1940 Act and qualify annually for tax treatment as a RIC under the Code.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we may incorporate by reference herein. Further, any forward-looking statement speaks only as of the date on which it is made in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we may incorporate by reference herein, and we undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Because we are an investment company, the forward-looking statements and projections contained in this prospectus supplement, the accompanying prospectus, and any documents we may incorporate by reference herein are excluded from the safe harbor protection provided by Section 27A(b)(2)(B) of the Securities Act and Section 21E of the Exchange Act (the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995).

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $      million, based on an offering price of    % per Note, after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $      payable by us. Such estimate is subject to change and no assurances can be given that actual expenses will not exceed such amount.
We expect to use the net proceeds from this offering to pay down a portion of our existing indebtedness outstanding under the Credit Agreement in an amount expected to be equal to approximately $         million. The Credit Agreement has a maturity date of January 8, 2022 and generally bears interest at a rate of the three-month LIBOR plus 3.25%. As of August 17, 2021, we had approximately $106 million of indebtedness outstanding under the Credit Agreement through our wholly-owned subsidiary, Trinity Funding 1, LLC. We may reborrow under the Credit Agreement to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. We intend to use the remaining net proceeds, if any, from this offering to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. Pending such uses, we will invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality temporary investments that mature in one year or less from the date of investment.
We expect that it may take up to three to six months for us to substantially use the net proceeds from this offering in the manner described above, depending on market conditions and the availability of attractive investment opportunities. However, we can offer no assurance that we will be able to achieve this goal.

CAPITALIZATION
The following table sets forth:
•
the actual consolidated capitalization of the Company as of June 30, 2021;

•
the consolidated capitalization of the Company as of June 30, 2021, as further adjusted to reflect the assumed sale of $       of aggregate principal amount of Notes in this offering at a public offering price of      % per Note after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $      payable by us and application of the net proceeds as discussed in more detail under “Use of Proceeds” in this prospectus supplement.

You should read this table together with “Use of Proceeds” and our most recent balance sheet included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is incorporated by reference herein.
(dollars in thousands, except per share data)	June 30, 2021 (Unaudited)	As Adjusted for this Offering(1)
Assets
Investments at fair value	$597,696
Cash and cash equivalents	19,124
Restricted cash	15,341
Interest receivable	4,065
Prepaid expenses	1,298
Other assets	3,923
Total Assets	$641,447
Liabilities
Credit Agreement, net(1)	$68,947
2025 Notes, net	120,832
Convertible Notes, net	47,214
Notes offered hereby	—
Distribution payable	7,682
Security deposits	8,812
Accounts payable, accrued liabilities and other liabilities	8,240
Total Liabilities	$261,727
Net Assets
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 26,491,274 shares issued and outstanding	26
Paid-in capital in excess of par	369,379
Distributable earnings	10,315
Total Net Assets	379,720
Total Liabilities and Net Assets	$641,447
Net Asset Value Per Share	$14.33

(1)
As of June 30, 2021 and August 17, 2021, we had approximately $70 million and $106 million, respectively, outstanding under the Credit Agreement. This table has been adjusted to reflect a repayment of approximately $        million under the Credit Agreement from the net proceeds from this offering. We may reborrow under the Credit Agreement to make investments in accordance with our investment objective and investment strategy and for general corporate purposes.

SENIOR SECURITIES
Information about our senior securities as of the fiscal quarter ended June 30, 2021 and as of the fiscal year ended December 31, 2020 is located in “Part I, Item 1. Consolidated Financial Statements — Notes to Consolidated Financial Statements (unaudited)” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (filed on August 5, 2021) and in “Part II, Item 8. Consolidated Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 4, 2021), which are incorporated by reference herein. We had no senior securities outstanding as of December 31, 2019. The report of our independent registered public accounting firm, Ernst and Young LLP, on our financial statements as of and for the year ended December 31, 2020, including the senior securities table contained therein, and for the period August 12, 2019 (date of inception) to December 31, 2019 is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 4, 2021) and is incorporated by reference herein.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Treasury (the “Treasury Regulations”), rulings and pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:
•
banks, insurance companies and other financial institutions;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
holders subject to the alternative minimum tax;

•
dealers in securities or currencies;

•
traders in securities;

•
partnerships, S corporations or other pass-through entities;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
controlled foreign corporations;

•
tax-exempt organizations;

•
passive foreign investment companies;

•
persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; and

•
persons deemed to sell the Notes under the constructive sale provisions of the Code.

In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes are sold to the public for cash). This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Code.
If an entity taxable as a partnership holds the Notes, the tax treatment of an owner of the entity generally will depend on the status of the particular owner in question and the activities of the entity. Owners of any such entity should consult their tax advisors as to the specific tax consequences to them of holding the Notes indirectly through ownership of such entity.
YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “U.S. holder” of a Note. As used herein, “U.S. holder” means a beneficial owner of a Note who is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

Payments of Interest
Stated interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. holder paid for the Note less any principal payments received by the U.S. holder. Any gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are currently subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:
•
fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•
furnishes an incorrect TIN;

•
is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or

•
fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.
Unearned Income Medicare Contribution
A tax of 3.8% will be imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly and $125,000 in the case of married individuals filing a separate return) and certain estates and trusts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the Notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.
Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note. A “Non-U.S. holder” is a beneficial owner of a Note who is not a U.S. holder or a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the U.S. Such Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them including any reporting requirements.
Payments of Interest
Generally, interest income paid to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, interest paid on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:
•
such Non-U.S. holder does not directly or indirectly own 10% or more of the total combined voting power of all classes of our voting stock;

•
such Non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the Non-U.S. holder, prior to the payment of interest, certifies in a statement provided to us or the paying agent, under penalties of perjury, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. holder certifies to us or the paying agent, prior to the payment of interest, under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. holder provides us or our paying agent, prior to the payment of interest, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to Non-U.S. holders that are pass-through entities rather than corporations or individuals.
If interest paid to a Non-U.S. holder is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, then, the Non-U.S. holder will be exempt from U.S. federal withholding tax, so long as the Non-U.S. holder, prior to the payment of interest, has provided an IRS Form W-8ECI or substantially similar substitute form stating that the interest that the Non-U.S. holder receives on the Notes is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States. In such a case, a Non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such Non-U.S. holder were a U.S. holder. In addition, if the Non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.
Sale or Other Taxable Disposition of Notes
Any gain realized by a Non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a U.S. permanent establishment to which such gain is attributable); or

•
the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, certain conditions are met and the Non-U.S. holder is not eligible for relief under an applicable income tax treaty.

A Non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition generally in the same manner as if such Non-U.S. holder were a U.S. holder, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses, even though the Non-U.S. holder is not considered a resident of the United States.
Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.
Information Reporting and Backup Withholding
The amount of interest that we pay to any Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “Non-U.S. holders — Payments of Interest.”
If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.
A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.
Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until the final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their Notes, beneficial owners could be subject to this 30% withholding tax with respect to interest paid on the Notes and potentially proceeds from the sale of the Notes to the extent treated as interest for U.S. federal income purposes. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF THE NOTES
We will issue the Notes under the base indenture dated January 16, 2020, between us and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by a third supplemental indenture to be dated as of the first settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture as supplemented by the third supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description, references to “we,” “our” and “us” refer only to the Company and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its subsidiaries.
General
The Notes:
•
will be our direct, general unsecured, unsubordinated obligations;

•
will initially be issued in an aggregate principal amount of $      million;

•
will mature on           , 2026, unless earlier redeemed or repurchased, as discussed below;

•
will bear cash interest from           , 2021 at an annual rate of    % payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022;

•
will be subject to redemption at our option as described herein under “— Optional Redemption”;

•
will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•
will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•
will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance”.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of incurrence of additional indebtedness. See “— Covenants — Other Covenants”. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional Notes must either be issued in a “qualified reopening” for U.S. federal income tax purposes, with no more than a de minimis amount of original issue discount, or otherwise be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the paying agent, which initially shall be the trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of notes that are not in global form, at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. A holder may be required, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of    % per year until maturity. Interest on the Notes will accrue from           , 2021 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022.
Interest will be paid to the person in whose name the Notes are registered at 5:00 p.m. New York City time (the “close of business”) on February 1 or August 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of the Notes falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any of the Notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to close.
The trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest payable on the notes.
Ranking
The Notes will be our direct, general unsecured obligations that will rank:
•
senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•
pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, the Convertible Notes, of which $50 million in aggregate principal amount was outstanding as of August 17, 2021, and the 2025 Notes, of which $125 million in aggregate principal amount was outstanding as of August 17, 2021;

•
effectively subordinated, or junior, to any of our existing and future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under the Credit Agreement, of which approximately $106 million was outstanding as of August 17, 2021 and is secured by the assets of our wholly-owned subsidiary, Trinity Funding 1, LLC.

As of August 17, 2021, on a consolidated basis, we had approximately $281 million of total indebtedness outstanding, $106 million of which was secured indebtedness of our wholly-owned subsidiary, Trinity Funding 1, LLC, under the Credit Agreement, and $175 million of which was unsecured indebtedness. Such unsecured indebtedness reflects the outstanding aggregate principal amount of the 2025 Notes and the Convertible Notes. See “Capitalization” in this prospectus supplement.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
Optional Redemption
We may redeem some or all of the Notes at any time, or from time to time. If we choose to redeem any of the Notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date:
•
100% of the principal amount of the Notes to be redeemed, or

•
the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus        basis points;

provided, however, that if we redeem any of the Notes on or after         , 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
If we choose to redeem any of the Notes, we will deliver a notice of redemption to holders of the Notes not less than 30 nor more than 60 days before the redemption date. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected by the trustee on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable for any reason, by lot or in such other manner as the trustee shall deem fair and appropriate, and in any case in accordance with the applicable procedures of DTC and in accordance with the 1940 Act as directed by the Company; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.
“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer

Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Quotation Agent” means a Reference Treasury Dealer selected by us.
“Reference Treasury Dealer” means Goldman Sachs & Co. LLC, and a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) selected by Keefe, Bruyette & Woods, Inc. or any of its respective affiliates which is a Primary Treasury Dealer, and each of their respective successors, and any other treasury dealers selected by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall select another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us. The trustee shall have no duty to calculate the redemption price or the Treasury Rate nor shall it have any duty to review or verify the Company’s calculations of the redemption price and Treasury Rate.
All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount thereabove) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will send a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:
(1)
accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of a company order, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources” in our Form 10-Q for the quarter ended June 30, 2021, which is incorporated by reference herein, for a general discussion of our indebtedness. Before making any such repurchase of Notes, we would also have to comply with certain requirements under our Revolving Credit Facility, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Revolving Credit Facility. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our existing or future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Risk Factors — Risks Relating to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)
the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Egan-Jones” means Egan-Jones Rating Company.
“Investment Grade” means a rating of BBB- or better by Egan-Jones (or its equivalent under any successor rating categories of Egan-Jones), (or if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Permitted Holders” means (i) us or (ii) one or more of our Controlled Subsidiaries.
“Rating Agency” means:
(1)
Egan-Jones; and

(2)
if Egan-Jones ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for Egan-Jones.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes.
Merger, Consolidation or Sale of Assets
The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly owned subsidiary of the Company) in any one transaction or series of related transactions unless:
•
we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•
the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•
immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and

•
we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable. Delivery of such financial statements to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder (as to which the trustee is entitled to rely exclusively on officers’ certificates).
Modification or Waiver
There are three types of changes we can make to the indenture and the Notes issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:
•
change the stated maturity of the principal of or interest on the Notes;

•
reduce any amounts due on the Notes;

•
reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•
adversely affect any right of repayment at the holder’s option;

•
change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•
impair your right to sue for payment;

•
modify the subordination provisions in the indenture in a manner that is adverse to holders of outstanding Notes;

•
reduce the percentage of holders of the Notes whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding Notes in any material respect, including adding additional covenants or events of default. We also do not need any approval to make any change that affects only Notes to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the Notes would require the following approval:
•
If the change affects only one series of the Notes, it must be approved by the holders of a majority in principal amount of the Notes.

•
If the change affects more than one series of the securities issued under the same indenture, it must be approved by the holders of a majority in aggregate principal amount of all of the securities affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval”.
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:
The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Legal Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.
Events of Default
Each of the following is an event of default:
(1)
default in the payment of any interest upon any Notes when due and payable and the default continues for a period of 30 days;

(2)
default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;

(3)
our failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements contained in the Notes or indenture;

(4)
default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) not consolidated with the Company for purposes of GAAP), after giving effect to any applicable grace periods and any applicable extensions, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)
Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC; and

(6)
certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 consecutive days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
(i)
such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)
the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)
such holder or holders have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)
the trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceeding; and

(v)
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that may involve it in personal liability or be unjustly prejudicial (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any of the Notes, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default actually known to a responsible officer of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any of the Notes, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the outstanding Notes after the Notes have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the indenture.
Defeasance
The Notes will be subject to covenant defeasance and legal defeasance.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
•
deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates.

•
deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity.

•
deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplished covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•
We must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity. Under current U.S. federal tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

•
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Trustee
U.S. Bank National Association is the trustee, security registrar and paying agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control or Below Investment Grade Rating Event has occurred and whether any Change of Control offer with respect to the Notes is required.
We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Resignation of Trustee
The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Governing Law
The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•
will not be entitled to have Notes represented by the Global Note registered in their names;

•
will not receive or be entitled to receive physical, certificated Notes; and

•
will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to receiving notices or the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
•
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•
an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

UNDERWRITING
Goldman Sachs & Co. LLC and Keefe, Bruyette & Woods, Inc. are acting as the representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the aggregate principal amount of Notes set forth below:
Name	Principal Amount of Notes to be Purchased
Goldman Sachs & Co. LLC
Keefe, Bruyette & Woods, Inc.
Total
The underwriters are committed to purchase all the Notes offered by us if they purchase any Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other dealers at the public offering price less a concession not in excess of       % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of      % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and other selling terms may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us.
	Per Note	Amount
Public offering price	%	$
Underwriting discount	%	$
Proceeds to us, before expenses	%	$
The expenses of the offering, not including the underwriting discount, are estimated at $       and are payable by us.
No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to, directly or indirectly, offer, pledge, sell, contract to sell, grant any option to purchase, make any short sale, or otherwise transfer or dispose of any securities that are substantially similar to the Notes or file or confidentially submit any registration statement under the Securities Act relating to such securities until the settlement date of this offering without first obtaining the written consent of Goldman Sachs & Co. LLC and Keefe, Bruyette & Woods, Inc. This consent may be given at any time without public notice.

Listing
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the aggregate principal amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their affiliates were underwriters in connection with the offering of the 2025 Notes, the Convertible Notes and our initial public offering, for which they have received customary fees.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of us (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.
We expect to use the net proceeds from this offering to pay down a portion of our existing indebtedness outstanding under the Credit Agreement in an amount expected to be equal to approximately $        million. The Credit Agreement has a maturity date of January 8, 2022 and generally bears interest at a rate of the three-month LIBOR plus 3.25%. As of August 17, 2021, we had approximately $106 million of indebtedness outstanding under the Credit Agreement through our wholly-owned subsidiary, Trinity Funding 1, LLC. We may reborrow under the Credit Agreement to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. We intend to use the remaining net proceeds, if any, from this offering to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
The underwriters or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to the Adviser or any of our portfolio companies.
Settlement
We expect that delivery of the Notes will be made to investors on or about            , 2021, which will be the        business day following the date hereof. Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to two business days before the date of delivery will be required, by virtue of the fact that the Notes initially will settle T+     , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to two business days before the date of delivery should consult their own advisor.
Principal Business Addresses
The principal business address of Goldman Sachs & Co. LLC is 200 West Street, New York, New York 10282 and of Keefe, Bruyette & Woods, Inc. is 787 Seventh Avenue, Fourth Floor, New York, New York 10019.
Other Jurisdictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to the Prospective Investors in the European Economic Area
In relation to each European Economic Area Member State (each a “Relevant Member State”), no notes have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation (as defined below), except that the Notes may be offered to the public in that Relevant Member State at any time:
(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or
(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the Notes shall require the Company or any bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an ‘offer to the public’ in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, this offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:
(i) it is a qualified investor within the meaning of the Prospectus Regulation; and
(ii) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Notes acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or (ii) where the Notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Regulation as having been made to such persons.
No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in a Relevant Member State has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in a Relevant Member State may be unlawful under the PRIIPs Regulation.
The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire notes in this offering.
Notice to Prospective Investors in the United Kingdom
This Prospectus and any other material in relation to the notes described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Notes are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the Notes will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.
No notes have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Notes which has been approved by the Financial Conduct Authority, except that the Notes may be offered to the public in the United Kingdom at any time:
(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the initial purchasers for any such offer; or
(iii) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000;
provided that no such offer of the Notes shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each person in the UK who acquires any notes in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.
Notice to Prospective Investors in Canada
This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the Notes and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Israel
No action has been, or will be, taken in Israel that would permit an offering of the Notes or a distribution of this prospectus supplement and the accompanying prospectus to the public in Israel. In particular, neither the prospectus supplement nor the accompanying prospectus has been reviewed or approved by the Israel Securities Authority. The Notes are being offered to a limited number of qualified investors listed on the first addendum of the Securities Law (a “Qualified Investor”), in all cases under the circumstances that will fall within the private placement exemption of the Israeli Securities Law of 1968 (“Securities Law”). This prospectus supplement and the accompanying prospectus may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been sent. Any investor in the Notes shall be required to declare in writing prior to such purchase that it qualifies as a Qualified Investor, agrees to be deemed a Qualified Investor, and is aware of the consequences of being classified as a Qualified Investor, that it will comply with the guidelines of the Israel Securities Authority with respect to the sale or offer of securities to Qualified Investors (including those published on September 21, 2014), and that it is purchasing the Notes for its own benefit and on its own account and not with the aim or intention of distributing or offering the Notes to other parties. Nothing in this prospectus supplement or the accompanying prospectus should be considered ‘investment advice’, or ‘investment marketing’ as defined in the Regulation of Investment Advice, Investment Marketing and Portfolio Management Law of 1995. Any investor who purchases the Notes shall be required to declare in writing that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the Notes, without relying on any of the materials provided.

Notice to Prospective Investors in Hong Kong
Warning — The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”) and any rules made under the SFO, including the Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong); or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).
Notice to Prospective Investors in Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 9/4/1439H (corresponding to 27/12/2017G) as amended by resolution number 1-104-2019 dated 01/02/1441H (corresponding to 30/09/2019G), as amended. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the Notes offered hereby should conduct their own due diligence on the accuracy of the information relating to the Notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the Notes offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Certain legal matters in connection with the offering will be passed upon for the underwriters by Ropes & Gray LLP.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus supplement from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement and before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and any accompanying prospectus. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement, and other information previously filed with the SEC.
The prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021, and Amendment No. 1 thereto filed with the SEC on July 23, 2021;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2021;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 6, 2021;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 5, 2021; and

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 3, 2021, March 25, 2021, March 29, 2021, June 23, 2021 and August 4, 2021.

See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS
$250,000,000
TRINITY CAPITAL INC.
Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
We are a specialty lending company that provides debt, including loans and equipment financings, to growth stage companies, including venture-backed companies and companies with institutional equity investors. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors, such as institutional investors or private equity firms, and expected annual revenues of up to $100 million.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We intend to elect to be treated, and intend to qualify annually thereafter, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Regulation” and “Certain U.S. Federal Income Tax Considerations.”
Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We seek to achieve our investment objective by making investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. In addition, we may obtain warrants or contingent exit fees from many of our portfolio companies, providing an additional potential source of investment returns.
We primarily target investments in growth stage companies that have generally completed product development and are in need of capital to fund revenue growth. Our loans and equipment financings generally range from $2 million to $30 million. We are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.”
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are subject to reduced public company reporting requirements and intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.
We may offer, from time to time, in one or more offerings or series, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities (collectively, the “securities”). The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions generally will not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus and any accompanying prospectus supplement at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders (as defined in the 1940 Act), or (iii) under such other circumstances as the U.S. Securities and Exchange Commission (the “SEC”) may permit. At our 2021 Annual Meeting of Stockholders held on June 17, 2021, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of our 2021 Annual Meeting of Stockholders and the date of our 2022 Annual Meeting of Stockholders, which is expected to be held in May or June 2022. We may seek similar approval at subsequent meetings of stockholders. The proposal approved by our stockholders at our 2021 Annual Meeting of Stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in one or more offerings may not exceed 25% of our outstanding common stock as of the date of stockholder approval of this proposal. We cannot issue shares of our common stock below net asset value unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition, continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”
The securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TRIN.” On August 9, 2021, the last reported sales price of our common stock on Nasdaq was $15.23 per share. The net asset value per share of our common stock at June 30, 2021 (the last date prior to the date of this prospectus for which we reported net asset value) was $14.33.

Investing in our securities involves a high degree of risk, including credit risk, the risk of the use of leverage and the risk of dilution, and is highly speculative. In addition, shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset values. If our shares of our common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in an offering made pursuant to this prospectus or any related prospectus supplement. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage and dilution, in “Risk Factors” beginning on page 12 of this prospectus or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 1 N. 1st Street, 3rd Floor, Phoenix, Arizona 85004, calling us at (480) 374-5350 or visiting our corporate website located at www.trincapinvestment.com. Information on our website is not incorporated into or a part of this prospectus and any accompanying prospectus supplement. The SEC also maintains a website at http://www.sec.gov that contains this information.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 12, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.
This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.
This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

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PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part.
Throughout this prospectus, except where the context suggests otherwise:
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the terms “we,” “us,” “our,” “Trinity” and “Company” refer, collectively, to the Legacy Funds (as defined below) and their respective subsidiaries, general partners, managers and managing members, as applicable prior to the consummation of the Formation Transactions (as defined below) and Trinity Capital Inc. after the consummation of the Formation Transactions; and

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“Legacy Funds” refers collectively to Trinity Capital Investment, LLC (“TCI”), Trinity Capital Fund II, L.P. (“Fund II”), Trinity Capital Fund III, L.P. (“Fund III”), Trinity Capital Fund IV, L.P. (“Fund IV”) and Trinity Sidecar Income Fund, L.P. (“Sidecar Fund”) and their respective subsidiaries, general partners, managers and managing members, as applicable.

Trinity Capital Inc.
Overview
Trinity Capital Inc., a Maryland corporation, provides debt, including loans and equipment financings, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We seek to achieve our investment objective by making investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Our equipment financings involve loans for general or specific use, including acquiring equipment, that are secured by the equipment or other assets of the portfolio company. In addition, we may obtain warrants or contingent exit fees from many of our portfolio companies, providing an additional potential source of investment returns. The warrants entitle us to purchase preferred or common ownership shares of a portfolio company, and we typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. Contingent exit fees are cash fees payable upon the consummation of certain trigger events, such as a successful change of control or initial public offering of the portfolio company. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing rounds.
We target investments in growth stage companies, which are typically private companies, including venture-backed companies and companies with institutional equity investors. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors, such as institutional investors or private equity firms, and expected annual revenues of up to $100 million. Subject to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), we are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk.”
We primarily seek to invest in loans and equipment financings to growth stage companies that have generally completed product development and are in need of capital to fund revenue growth. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and our in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans.

Our loans and equipment financings generally range from $2 million to $30 million and we generally limit each loan or equipment financing to approximately five percent or less of our total assets. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth stage companies. We seek to structure our loans and equipment financings such that amortization of the amount invested quickly reduces our risk exposure. Leveraging the experience of our investment professionals, we seek to target companies at their growth stage of development and to identify financing opportunities ignored by the traditional direct lending community.
As of June 30, 2021, our investment portfolio had an aggregate fair value of approximately $597.7 million and was comprised of approximately $397.5 million in secured loans, $120.9 million in equipment financings, and $79.3 million in equity and equity-related investments, including warrants, across 80 portfolio companies. See “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. We intend to elect to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Regulation” and “Certain U.S. Federal Income Tax Considerations.” For example, as a BDC, at least 70% of our assets must be assets of the type listed in Section 55(a) of the 1940 Act, as described herein.
Our History
On January 16, 2020, through a series of transactions (the “Formation Transactions”), we acquired the Legacy Funds, including their respective investment portfolios (collectively, the “Legacy Portfolio”), and Trinity Capital Holdings, LLC, a holding company whose subsidiaries managed and/or had the right to receive fees from certain of the Legacy Funds (“Trinity Capital Holdings”). In the Formation Transactions, the Legacy Funds were merged with and into the Company, and we issued 9,183,185 shares of our common stock at $15.00 per share for an aggregate amount of approximately $137.7 million and paid approximately $108.7 million in cash to the Legacy Investors to acquire the Legacy Funds and all of their respective assets, including the Legacy Portfolio.
As part of the Formation Transactions, we also acquired 100% of the equity interests of Trinity Capital Holdings, the sole member of Trinity Management IV, LLC, the investment manager to Fund IV and the sub-adviser to Fund II and Fund III, for an aggregate purchase price of $10.0 million, which was comprised of 533,332 shares of our common stock at $15.00 per share for an aggregate amount of approximately $8.0 million and approximately $2.0 million in cash. As a result of this transaction, Trinity Capital Holdings became a wholly-owned subsidiary of the Company.
On February 2, 2021, we completed our initial public offering of 8,006,291 shares of our common stock at a price of $14.00 per share, inclusive of the underwriters option to purchase additional shares, which was exercised in full. Our shares of common stock began trading on the Nasdaq Global Select Market (“Nasdaq”) on January 29, 2021 under the symbol “TRIN.” Proceeds from this offering were primarily used to pay down a portion of our existing indebtedness outstanding under the Credit Agreement (as defined below).
For additional information regarding our history and the Formation Transactions, see “Business.”
Borrowings
Through our wholly-owned subsidiary, Trinity Funding 1, LLC, we are a party to a $300 million Credit Agreement (as amended, the “Credit Agreement”) with Credit Suisse AG (“Credit Suisse”). The Credit Agreement matures on January 8, 2022, unless extended, and we have the ability to borrow up to an aggregate of $300 million. Borrowings under the Credit Agreement generally bear interest at a rate of the three-month London Inter-Bank Offered Rate (“LIBOR”) plus 3.25%. As of August 9, 2021, approximately $106 million was outstanding under the Credit Agreement. For information regarding the discontinuation of LIBOR, please refer to the risk factor entitled “We are exposed to risks associated with changes in interest rates”

in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021, and any updates or supplements to such risk factor included in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K. See also “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding the Credit Agreement.
In January 2020, we issued $125 million in aggregate principal amount of our 7.00% Notes due 2025 (the “2025 Notes”) in reliance upon the available exemptions from the registration requirements of the Securities Act (the “144A Note Offering”). The 2025 Notes were issued pursuant to an Indenture, dated as of January 16, 2020 (the “Base Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”), and a First Supplemental Indenture, dated as of January 16, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture”), between us and the Trustee. The 2025 Notes mature on January 16, 2025 (the “2025 Notes Maturity Date”), unless repurchased or redeemed in accordance with their terms prior to such date, and bear interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2020. See “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Securities Eligible for Future Sale.”
In December 2020, we issued $50 million in aggregate principal amount of our 6.00% Convertible Notes due 2025 (the “Convertible Notes”), at an original issuance price of 97.376% of the aggregate principal thereof, in reliance upon the available exemptions from the registration requirements of the Securities Act (the “Convertible Notes Offering”). The Convertible Notes were issued pursuant to the Base Indenture and a Second Supplemental Indenture, dated as of December 11, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Convertible Notes Indenture”), between us and the Trustee. The Convertible Notes mature on December 11, 2025 (the “Convertible Notes Maturity Date”), unless earlier converted or repurchased in accordance with their terms prior to such date. The Convertible Notes bear interest at a rate of 6.00% per year, subject to additional interest of 0.75% per annum if we do not maintain an investment grade rating with respect to the Convertible Notes, payable semiannually on May 1 and November 1 of each year, commencing on May 1, 2021. Holders may convert their Convertible Notes, at their option, at any time on or prior to the close of business on the business day immediately preceding the Convertible Notes Maturity Date. The conversion rate is initially 66.6667 shares of our common stock, per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $15.00 per share of common stock). The net asset value per share of our common stock at September 30, 2020 (the last date prior to the issuance of the Convertible Notes for which we reported net asset value) was $13.01. The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Upon conversion of the Convertible Notes, we will pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, per $1,000 principal amount of the Convertible Notes, equal to the then existing conversion rate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Securities Eligible for Future Sale.”
We currently borrow and may continue to borrow money from time to time if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 150%. This means that generally, we can borrow up to $2 for every $1 of investor equity. As of June 30, 2021, our asset coverage ratio was approximately 255.0%.
Our Business and Structure
Overview
We provide debt, including loans and equipment financings, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Our investment objective is to generate current income and, to a lesser extent, capital appreciation through our investments. We seek to achieve our investment objective by making investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Our equipment financings involve loans for general or specific use, including acquiring equipment, that are secured by the equipment or other assets of the portfolio company. In addition, we may obtain warrants or contingent exit fees from many of our portfolio companies, providing an additional potential source of investment returns. The warrants entitle us to purchase preferred or common ownership shares of a portfolio company, and we typically target the amount of such warrants to scale in proportion to the amount of the debt or equipment financing. Contingent exit fees are cash fees payable upon the consummation of certain trigger events, such as a successful change of control or initial public offering of the portfolio company. In addition, we may obtain rights to purchase additional shares of our portfolio companies in subsequent equity financing rounds.
We target investments in growth stage companies with institutional investor support, experienced management teams, promising products and offerings, and large expanding markets. We define “growth stage companies” as companies that have significant ownership and active participation by sponsors and expected annual revenues of up to $100 million. These companies typically have begun to have success selling their products to the market and need additional capital to expand their operations and sales. Despite often achieving growing revenues, these types of companies typically have limited financing options to fund their growth. Equity, being dilutive in nature, is generally the most expensive form of capital available, while traditional bank financing is rarely available, given the lifecycle stage of these companies. Financing from us bridges this financing gap, providing companies with growth capital, which may result in improved profitability, less dilution for all equity investors, and increased enterprise value. Subject to the requirements of the 1940 Act, we are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets.
Our loans and equipment financings may have initial interest-only periods of up to 24 months and generally fully amortize over a total term of up to 60 months. These investments are typically secured by a blanket first position lien, a specific asset lien on mission-critical assets and/or a blanket second position lien. We may also make a limited number of direct equity and equity-related investments in conjunction with our debt investments. We target growth stage companies that have recently issued equity to raise cash to offset potential cash flow needs related to projected growth, have achieved positive cash flow to cover debt service, or have institutional investors committed to providing additional funding. A loan or equipment financing may be structured to tie the amortization of the loan or equipment financing to the portfolio company’s projected cash balances while cash is still available for operations. As such, the loan or equipment financing may have a reduced risk of default. We believe that the amortizing nature of our investments will mitigate risk and significantly reduce the risk of our investments over a relatively short period. We focus on protecting and recovering principal in each investment and structure our investments to provide downside protection.
Our loans and equipment financings generally range from $2 million to $30 million and we generally limit each loan or equipment financing to approximately five percent or less of our total assets. We believe investments of this scale are generally sufficient to support near-term growth needs of most growth stage companies. We seek to structure our loans and equipment financings such that amortization of the amount invested quickly reduces our risk exposure. Leveraging the experience of our investment professionals, we seek to target companies at their growth stage of development and to identify financing opportunities ignored by the traditional direct lending community.
Certain of the loans in which we invest have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, we have invested in and may in the future invest in or obtain significant exposure to “covenant-lite” loans, which generally are loans that do not have a complete set of financial maintenance covenants. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, because we invest in and have exposure to covenant-lite loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
Management Team
We are an internally managed BDC employing 39 dedicated professionals as of August 9, 2021, including 23 investment, origination and portfolio management professionals, all of whom have experience working on investment and financing transactions. All of our employees are located in the United States.

Our management team has prior management experience, including with early stage tech startups, and employs a highly systematized approach. Our senior management team, led by Steven L. Brown, comprises the majority of the senior management team that managed the Legacy Funds and sourced their investment portfolios, and we believe is well positioned to take advantage of the potential investment opportunities available in the marketplace.
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Steven L. Brown, our founder, is our Chairman and Chief Executive Officer and has 25 years of experience in venture equity and venture debt investing and working with growth stage companies.

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Gerald Harder, our Chief Credit Officer, has been with Trinity since 2016, and we believe his prior 30 years of engineering and operations experience adds significant value in analyzing investment opportunities.

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Kyle Brown, our President and Chief Investment Officer, has been with Trinity since 2015 and is responsible for managing Trinity’s investment activities. He has historically managed relationships with potential investment partners, including venture capital firms and technology bank lenders, allowing us to nearly triple the number of investment opportunities reviewed by our senior management after Mr. Brown joined the senior management of Trinity.

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Ron Kundich, our Senior Vice President — Loan Originations, is responsible for developing relationships with our referral partners, sourcing potential investments and evaluating investment opportunities.

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David Lund, our Chief Financial Officer, Executive Vice President of Finance and Strategic Planning, and Treasurer, has over 35 years of finance and executive leadership experience working with both private and publicly traded companies, including serving as Chief Financial Officer at an internally managed venture lending, publicly traded BDC during its initial stage and subsequent years of growth in assets.

All investment decisions are made by our Investment Committee (the “Investment Committee”), whose members consist of Steven L. Brown, Gerald Harder, Kyle Brown and Ron Kundich. We consider these individuals to be our portfolio managers. The Investment Committee approves proposed investments by majority consent, which majority must include Steven L. Brown, in accordance with investment guidelines and procedures established by the Investment Committee. See “Management” and “Executive Compensation” for additional information regarding these individuals.
The members of the Investment Committee have worked together in predecessor investment funds, including the Legacy Funds, and bring decades of combined experience investing in venture debt and venture capital and managing venture-backed start-ups and other public and private entities. As a result, the members of the Investment Committee have strong backgrounds in venture capital, private equity, investing, finance, operations, management and intellectual property, and have developed a strong working knowledge in these areas and a broad network of contacts. Combined, as of June 30, 2021, the members of the Investment Committee had over 75 years in aggregate of operating experience in various public and private companies, many of them venture-funded. As a group, they have managed through all aspects of the venture capital lifecycle, including participating in change of control transactions with venture-backed companies that they founded and/or served.
Potential Competitive Advantages
We believe that we are one of only a select group of specialty lenders that has our depth of knowledge, experience, and track record in lending to growth stage companies. Further, we are one of an even smaller subset of specialty lenders that offers both loans and equipment financings. Our other potential competitive advantages include:
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In-house engineering and operations expertise to evaluate growth stage companies’ business products and plans.

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Direct origination networks that benefit from relationships with venture banks, institutional equity investors and entrepreneurs built during the term of operations of the Legacy Funds, which began in 2008.

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A dedicated staff of professionals covering credit origination and underwriting, as well as portfolio management functions.

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A proprietary credit rating system and regimented process for evaluating and underwriting prospective portfolio companies.

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Scalable software platforms developed during the term of operations of the Legacy Funds, which support our underwriting processes and loan monitoring functions.

For additional information regarding our potential competitive advantages, see “Business.”
Market Opportunity
We believe that an attractive market opportunity exists for providing debt and equipment financings to growth stage companies for the following reasons:
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Growth stage companies have generally been underserved by traditional lending sources.

•
Unfulfilled demand exists for loans and equipment financings to growth stage companies due to the complexity of evaluating risk in these investments.

•
Debt investments with warrants are less dilutive than traditional equity financing and complement equity financing from venture capital and private equity funds.

•
Equity funding of growth stage companies, including venture capital backed companies, has increased steadily over the last ten years, resulting in new lending and equipment financing opportunities.

•
We estimate that the annual U.S. venture debt and equipment financing market in 2020 exceeded $23 billion. We believe that the equipment financing market is even more fragmented, with the majority of equipment financing providers unable to fund investments for more than $10 million. We believe there are significant growth opportunities for us to expand our market share in the venture debt market and become a one-stop shop for loans and equipment financings for growth stage companies.

Growth Stage Companies are Underserved by Traditional Lenders.    We believe many viable growth stage companies have been unable to obtain sufficient growth financing from traditional lenders, including financial services companies such as commercial banks and finance companies, because traditional lenders have continued to consolidate and have adopted a more risk-averse approach to lending. More importantly, we believe traditional lenders are typically unable to underwrite the risk associated with these companies effectively and generally refrain from lending and/or providing equipment financing to growth stage companies, instead preferring the risk-reward profile of traditional fixed asset-based lending.
Unfulfilled Demand for Loans and Equipment Financings to Growth Stage Companies.    Private capital in the form of loans and equipment financings from specialty finance companies continues to be an important source of funding for growth stage companies. We believe that the level of demand for loans and equipment financings is a function of the level of annual venture equity investment activity, and can be as much as 20% to 30% of such investment activity. We believe this market is largely served by a handful of venture banks, with whom our products generally do not compete, and a relative few term lenders and lessors.
We believe that demand for loans and equipment financings to growth stage companies is currently underserved, given the high level of activity in venture capital equity market for the growth stage companies in which we invest. We believe certain venture lending companies have begun to focus on larger investment opportunities, potentially creating additional opportunities for us in the near term. Our senior management team has seen a significant increase in the number of potential investment opportunities over the last ten years.
Debt Investments with Warrants Complement Equity Financing from Venture Capital and Private Equity Funds.    We believe that growth stage companies and their financial sponsors will continue to view debt and equipment financing as an attractive source of capital because it augments the capital provided by venture capital and private equity funds. We believe that our debt investments, including loans and equipment financings, will provide access to growth capital that otherwise may only be available through incremental equity investments by new or existing equity investors. As such, we intend to provide portfolio companies and their financial sponsors with an opportunity to diversify their capital sources.
For additional information regarding our market opportunity, see “Business.”
Investment Philosophy, Strategy and Process
We lend money in the form of term loans and equipment financings and, to a lesser extent, working capital loans to growth stage companies. Investors may receive returns from three sources — the loan’s interest payments or equipment financing payments and the associated contractual fees; the final principal payment; and, contingent upon a successful change of control or initial public offering, proceeds from the equity positions or contingent exit fees obtained at loan or equipment financing origination.
We primarily seek to invest in loans and equipment financings to growth stage companies that have generally completed product development and are in need of capital to fund revenue growth. We believe a lack of profitability often limits these companies’ ability to access traditional bank financing and our in-house engineering and operations experience allows us to better understand this risk and earn what we believe to be higher overall returns and better risk-adjusted returns than those associated with traditional bank loans. Leveraging the experience of our investment professionals, we seek to target companies at their growth stage of development and seek to identify financing opportunities ignored by the traditional direct lending community.
Subject to the requirements under the 1940 Act, which require that we invest at least 70% of our total assets in qualifying assets, we may also engage in other lending activities by investing in assets that are not qualifying assets under the requirements of the 1940 Act, including asset-backed lending, which may constitute up to 30% of our total assets.
We believe good candidates for loans and equipment financings appear in all business sectors. We are not limited to investing in any particular industry or geographic area and seek to invest in under-financed segments of the private credit markets. We believe in diversification and do not intend to specialize in any one sector. Our portfolio companies are selected from a wide range of industries, technologies and geographic regions. Since we focus on investing in portfolio companies alongside venture capital firms and technology banks, we anticipate that most of our opportunities will come from sectors that those sources finance. See “Business” for additional details.
Corporate Information
Our principal executive offices are located at 1 N. 1st Street, 3rd Floor, Phoenix, Arizona 85004 and our telephone number is (480) 374-5350. Our corporate website is located at www.trincapinvestment.com. Information on our website is not incorporated into or a part of this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “Annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.
Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—(1)
Offering expenses (as a percentage of offering price)	—(2)
Distribution reinvestment plan expenses	$15.00(3)
Total stockholder transaction expenses (as a percentage of offering price)	—
Annual expenses (as a percentage of net assets attributable to common stock):
Operating expenses	5.32%(4)
Interest payments on borrowed funds	6.22%(5)
Total annual expenses	11.54%(6)

(1)
In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).

(2)
A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.

(3)
The expenses of our distribution reinvestment plan are included in “Operating expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in our distribution reinvestment plan except that, if a participant elects by written notice to the plan administrator prior to termination of the participant’s account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.12 per share brokerage commission from the proceeds. For additional information, see “Distribution Reinvestment Plan.”

(4)
Operating expenses represent the estimated annual operating expenses of the Company and its consolidated subsidiaries based on annualized operating expenses estimated for the current fiscal year, which considers the actual expenses for the quarter ended June 30, 2021. We do not have an investment adviser and are internally managed by our executive officers under the supervision of the Board. As a result, we do not pay investment advisory fees, but instead we pay the operating costs associated with employing investment management professionals including, without limitation, compensation expenses related to salaries, discretionary bonuses and grants of options and restricted stock, if any.

Operating expenses include the fees and expenses incident to (i) our amended and restated registration rights agreement, dated December 15, 2020, related to certain shares of our common stock (the “Common Stock Registration Rights Agreement”), (ii) our registration rights agreement, dated January 16, 2020, related to the 2025 Notes (the “2025 Notes Registration Rights Agreement”), including the 2025 Notes registered for resale pursuant to such agreement, and (iii) our registration rights agreement, dated December 11, 2020, related to the Convertible Notes and the shares of our common stock issuable upon the conversion of the Convertible Notes (the "Convertible Notes Registration Rights Agreement"), including such securities registered for resale pursuant to such agreement. With respect to our obligations under such agreements, we estimate that we will incur an aggregate of approximately $450,000 of such fees and expenses.

(5)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on current borrowings under the Credit Agreement with Credit Suisse, the 2025 Notes and the Convertible Notes, as adjusted for any potential additional borrowings. The assumed weighted average interest rate on our total debt outstanding was 7.14%. Assumes we had $106 million outstanding under the Credit Agreement, $125 million in aggregate principal amount of the 2025 Notes outstanding, $50 million in aggregate principal amount of the Convertible Notes outstanding, and $50 million in additional debt outstanding. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(6)
The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. The stockholder transaction expenses described above are included in the following example.
	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from realized capital gains	$112	$313	$490	$839
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our distribution reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Distribution Reinvestment Plan” for additional information regarding our distribution reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
Information regarding our financial highlights is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

SELECTED FINANCIAL DATA AND OTHER INFORMATION
The information in “Item 6. Selected Consolidated Financial Data” and “Item 8. Consolidated Financial Statements and Supplementary Data,” including the financial notes related thereto, of our most recent Annual Report on Form 10-K, and in “Item 1. Consolidated Statements of Assets and Liabilities” and “Item 1. Consolidated Statements of Operations,” including the financial notes related thereto, of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of and carefully consider the various risks associated with the investment, including those described in this prospectus, any accompanying prospectus supplement, any related free writing prospectus we may authorize in connection with a specific offering, “Part I, Item IA. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein in their entirety, “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein in their entirety, and any document incorporated by reference herein. You should carefully consider these risk factors, together with all of the other information included in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we may authorize in connection with a specific offering, before you decide whether to make an investment in our securities. The risks set out and described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described or referenced under the section entitled “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein, including the following factors, among others:
•
our limited operating history as a BDC;

•
our future operating results, including the impact of the novel coronavirus (“COVID-19”) pandemic;

•
our dependence upon our management team and key investment professionals;

•
our ability to manage our business and future growth;

•
risks related to investments in growth stage companies, other venture capital-backed companies and generally U.S. companies;

•
the ability of our portfolio companies to achieve their objectives;

•
the use of leverage;

•
risks related to the uncertainty of the value of our portfolio investments;

•
changes in political, economic or industry conditions, the interest rate and inflation rate environments or conditions affecting the financial and capital markets, including as a result of the COVID-19 pandemic;

•
uncertainty surrounding the financial and/or political stability of the United States, the United Kingdom, the European Union, China and other countries, including as a result of the COVID-19 pandemic;

•
the dependence of our future success on the general economy and its impact on the industries in which we invest;

•
risks related to changes in interest rates, inflation rates, our expenses and other general economic conditions and the effect on our net investment income;

•
the effect of the decommissioning of LIBOR;

•
the effect of changes in tax laws and regulations and interpretations thereof;

•
the impact on our business of new or amended legislation or regulations, including the Coronavirus Aid, Relief and Economic Security Act, the stimulus package passed by Congress and signed into law in December 2020 and the American Rescue Plan Act of 2021 signed into law in March 2021;

•
risks related to market volatility, including general price and volume fluctuations in stock markets;

•
our ability to make distributions, including as a result of the COVID-19 pandemic; and

•
our ability to maintain our status as a BDC under the 1940 Act and qualify annually for tax treatment as a RIC under the Code.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein. Further, any forward-looking statement speaks only as of the date on which it is made in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein, and we undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Because we are an investment company, the forward-looking statements and projections contained in this prospectus, any accompanying prospectus supplement, if any, and any documents we may incorporate by reference herein are excluded from the safe harbor protection provided by Section 27A(b)(2)(B) of the Securities Act and Section 21E of the Exchange Act (the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995).

USE OF PROCEEDS
Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and strategies, repayment of any outstanding indebtedness, paying operating expenses and other general corporate purposes.
We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.
Pending such uses and investments, we intend to invest any net proceeds from an offering primarily in cash, cash equivalents, U.S. government securities and other high-quality investment grade investments that mature in one year or less from the date of investment. The income we earn on such temporary investments generally will be less than what we would expect to receive from investments in the types of investments we intend to target. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. The prospectus supplement relating to an offering will more fully identify the use of proceeds from any offering.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
The following information is qualified by reference to, and should be read in conjunction with, the information in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q regarding the price range of our common stock, distributions and stockholders of record, which is incorporated by reference herein.
Market Information
Our common stock began trading on the Nasdaq Global Select Market (“Nasdaq”) on January 29, 2021 under the symbol “TRIN” in connection with our initial public offering of shares of our common stock, which closed on February 2, 2021 (“IPO”). Prior to our IPO, the shares of our common stock were offered and sold in transactions exempt from registration under the Securities Act. As such, there was no public market for shares of our common stock during our fiscal quarters and years preceding December 31, 2020. Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below net asset value per share. See “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as in any subsequent SEC filing for more information.
The following table sets forth the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock reported on Nasdaq, the closing sales price as a premium (discount) to net asset value and the dividends declared by us in each fiscal quarter since we began trading on Nasdaq. On August 9, 2021, the last reported closing sales price of our common stock on Nasdaq was $15.23 per share, which represented a premium of approximately 6.3% to our net asset value per share of $14.33 as of June 30, 2021, the last date prior to the date of this prospectus for which we reported net asset value. As of August 9, 2021, we had approximately 162 stockholders of record, which does not include stockholders for whom shares are held in nominee or “street” name.
Class and Period	Net Asset Value(1)	Price Range		High Sales Price Premium (Discount) to Net Asset Value(2)	Low Sales Price Premium (Discount) to Net Asset Value(2)	Cash Dividend Per Share(3)
		High	Low
Year ending December 31, 2021
Third Quarter (through August 9, 2021)	*	$15.25	$14.14	*	*	*
Second Quarter	$14.33	$15.00	$14.10	4.7%	(1.6)%	$0.29
First Quarter(4)	$13.69	$15.65	$13.75	14.3%	0.4%	$0.28

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).

(3)
Represents the dividend or distribution declared in the relevant quarter.

(4)
Shares of our common stock began trading on Nasdaq on January 29, 2021 under the trading symbol “TRIN”.

*
Not determined at time of filing.

Distribution Policy
We generally intend to make quarterly distributions and to distribute, out of assets legally available for distribution, substantially all of our available earnings, as determined by the Board in its sole discretion and in accordance with RIC requirements.

To obtain and maintain our tax treatment as a RIC, we must, among other things, timely distribute (or be treated as distributing) in each taxable year dividends of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions) for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to stockholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must timely distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:
•
98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•
98.2% of our capital gain net income, adjusted for certain ordinary losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•
100% of any net ordinary income and capital gain net income that we recognized in preceding years, but were not distributed during such years, and on which we paid no U.S. federal income tax.

We may retain for investment some or all of our net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) and treat such amounts as deemed distributions to our stockholders. If we do this, you will be treated as if you received an actual distribution of the capital gains we retain and then reinvested the net after-tax proceeds in our common stock. You also may be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. Please refer to “Certain U.S. Federal Income Tax Considerations” for further information regarding the consequences of our retention of net capital gains. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings. The distributions that we pay may represent a return of capital. A return of capital will (i) lower a stockholder’s tax basis in our shares and thereby increase the amount of capital gain (or decrease the amount of capital loss) realized upon a subsequent sale or redemption of such shares, and (ii) reduce the amount of funds we have for investment in portfolio companies. A distribution or return of capital does not necessarily reflect our investment performance, and should not be confused with yield or income. See “Regulation” and “Certain U.S. Federal Income Tax Considerations.”
Distributions Declared
The following table reflects the distributions declared on shares of our common stock though the date of this prospectus:
Date Declared	Record Date	Payment Date	Distribution per Share
May 14, 2020	May 29, 2020	June 5, 2020	$0.22
August 10, 2020	August 21, 2020	September 4, 2020	$0.27
November 9, 2020	November 20, 2020	December 4, 2020	$0.27
December 22, 2020	December 30, 2020	January 15, 2021	$0.27
March 23, 2021	March 31, 2021	April 16, 2021	$0.28
June 15, 2021	June 30, 2021	July 15, 2021	$0.29
Total			$1.60
The tax characteristics of all distributions paid are reported to stockholders on Form 1099 after the end of the applicable calendar year. We can offer no assurance that we will achieve investment returns that will permit us to make distributions or that the Board will declare any distributions in the future.

Distribution Reinvestment Plan
We have adopted an “opt out” distribution reinvestment plan for our stockholders. As a result, if we declare a dividend, then stockholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the distribution reinvestment plan so as to receive cash distributions. See “Distribution Reinvestment Plan.” Stockholders who receive distributions in the form of shares of our common stock generally are subject to the same U.S. federal income tax consequences as are stockholders who elect to receive their distributions in cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The information contained in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein and should be read in conjunction with, and are qualified by reference to, our financial statements and notes thereto included in such Annual Report on Form 10-K and such Quarterly Report on Form 10-Q, as applicable.

BUSINESS
The information contained in “Part I, Item 1. Business,” “Part I, Item 2. Properties” and “Part I, Item 3. Legal Proceedings” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1. Legal Proceedings” of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.

SENIOR SECURITIES
Information about our senior securities as of the end of our most recently completed fiscal quarter is located in “Part I, Item 1. Consolidated Financial Statements” of our most recent Quarterly Report on Form 10-Q and as of the end of our most recently completed fiscal year is located in “Part II, Item 8. Financial Statements and Supplementary Data” of our most recent Annual Report on Form 10-K, which are incorporated by reference herein. We had no senior securities outstanding as of December 31, 2019. The report of our independent registered public accounting firm, Ernst and Young LLP, on our financial statements as of and for the year ended December 31, 2020 and for the period August 12, 2019 (date of inception) to December 31, 2019 is included in our most recent Annual Report on Form 10-K (filed on March 4, 2021) and is incorporated by reference herein.

PORTFOLIO COMPANIES
The following tables set forth certain information regarding each of the portfolio companies in which we had a loan, equipment financing, equity or equity-related investment as of June 30, 2021. We will offer to make available significant managerial assistance to our portfolio companies. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationships with our portfolio companies will be the managerial assistance we may separately provide to our portfolio companies, which services will be ancillary to our investments.
(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Atieva, Inc.(10) 125 Consitution Dr. Menlo Park, CA 94025	Manufacturing
		Equity	February 24, 2021	n/a	Preferred Series D(15)	n/a	585,022	n/a	$7,600	$32,419
		Equity	April 2, 2021	n/a	Preferred Series E(15)	n/a	121,473	n/a	960	6,731
Total Atieva, Inc.									8,560	39,150
Augmedix, Inc. 1161 Mission St, Suite 210 San Francisco, CA 94103	Professional, Scientific, and Technical Services
		Warrant	January 16, 2020	September 3, 2029	Fixed interest rate 12.0%; EOT 6.5%	n/a	580,383	n/a	449	1,281

Axiom Space, Inc. 1290 Hercules Ave, Suite 120 Houston, TX 77058	Space Research and Technology
		Secured Loan	May 28, 2021	June 1, 2026	Variable interest rate PRIME + 6.0% or Floor rate 9.25%; EOT 2.5%	30,000	n/a	n/a	29,670	29,670
		Warrant	May 28, 2021	May 28, 2031	Common Stock; Strike Price $169.24	n/a	1,773	n/a	121	108
		Warrant	May 28, 2021	May 28, 2031	Common Stock; Strike Price $340.11	n/a	882	n/a	39	33
Total Axiom Space, Inc.						30,000			29,830	29,811
BackBlaze, Inc. 500 Ben Franklin Ct. San Mateo, CA 94001	Professional, Scientific, and Technical Services
		Equipment Financing	January 16, 2020	January 1, 2023	Fixed interest rate 7.2%; EOT 11.5%	692	n/a	n/a	853	851
		Equipment Financing	January 16, 2020	April 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	93	n/a	n/a	110	110
		Equipment Financing	January 16, 2020	June 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	731	n/a	n/a	851	851
		Equipment Financing	January 16, 2020	August 1, 2023	Fixed interest rate 7.5%; EOT 11.5%	148	n/a	n/a	169	169
		Equipment Financing	January 16, 2020	September 1, 2023	Fixed interest rate 7.7%; EOT 11.5%	153	n/a	n/a	174	173
		Equipment Financing	January 16, 2020	October 1, 2023	Fixed interest rate 7.5%; EOT 11.5%	155	n/a	n/a	174	174
		Equipment Financing	January 16, 2020	November 1, 2023	Fixed interest rate 7.2%; EOT 11.5%	521	n/a	n/a	585	583
		Equipment Financing	January 16, 2020	December 1, 2023	Fixed interest rate 7.5%; EOT 11.5%	694	n/a	n/a	772	770
		Equipment Financing	January 16, 2020	January 1, 2024	Fixed interest rate 7.4%; EOT 11.5%	608	n/a	n/a	672	670
		Equipment Financing	January 20, 2020	February 1, 2024	Fixed interest rate 7.4%; EOT 11.5%	624	n/a	n/a	685	683
		Equipment Financing	February 1, 2020	March 1, 2024	Fixed interest rate 7.2%; EOT 11.5%	545	n/a	n/a	597	595
		Equipment Financing	March 26, 2020	April 1, 2024	Fixed interest rate 7.4%; EOT 11.5%	166	n/a	n/a	180	182
		Equipment Financing	April 17, 2020	May 1, 2024	Fixed interest rate 7.3%; EOT 11.5%	1,078	n/a	n/a	1,165	1,167
		Equipment Financing	July 27, 2020	August 1, 2024	Fixed interest rate 7.2%; EOT 11.5%	1,170	n/a	n/a	1,242	1,241

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
		Equipment Financing	September 4, 2020	October 1, 2024	Fixed interest rate 7.5%; EOT 11.5%	211	n/a	n/a	221	221
		Equipment Financing	March 29, 2021	April 1, 2025	Fixed interest rate 7.2%; EOT 11.5%	2,618	n/a	n/a	2,667	2,675
Total BackBlaze, Inc.						10,207			11,117	11,115
BaubleBar, Inc. 1115 Broadway, 5th Floor New York, NY 10010	Wholesale Trade
		Secured Loan	January 16, 2020	March 1, 2023	Fixed interest rate 11.5%; EOT 7.3%	4,599	n/a	n/a	5,467	5,160
		Warrant	January 16, 2020	March 29, 2027	Preferred Series C; Strike Price $1.96	n/a	531,806	n/a	638	210
		Warrant	January 16, 2020	April 20, 2028	Preferred Series C; Strike Price $1.96	n/a	60,000	n/a	72	24
Total BaubleBar, Inc.						4,599			6,177	5,394
Birchbox, Inc. 16 Madison Square West, 4th Floor New York, NY 10010 New York, NY 10010	Retail Trade
		Secured Loan	January 16, 2020	July 1, 2024	Fixed interest rate 9.0%; EOT 3.0%	10,000	n/a	n/a	10,497	8,996
		Equity	April 20, 2020	n/a	Preferred Series D(15)	n/a	3,140,927	100.00%	10,271	—
		Equity	March 26, 2021	n/a	Preferred Series E(15)	n/a	2,002,416	100.00%	5,500	5,313
Total Birchbox, Inc.(16)						10,000			26,268	14,309
Boosted eCommerce, Inc. 133 Post Oak Blvd., Suite 1200 Houston, TX 77056	Retail Trade
		Secured Loan	December 18, 2020	January 1, 2023	Variable interest rate PRIME + 7.8% or Floor rate 11.0%; EOT 3.3%	5,000	n/a	n/a	4,988	5,035
		Secured Loan	January 29, 2021	January 1, 2023	Variable interest rate PRIME + 7.8% or Floor rate 11.0%; EOT 3.3%	2,500	n/a	n/a	2,488	2,510
		Secured Loan	February 26, 2021	January 1, 2023	Variable interest rate PRIME + 7.8% or Floor rate 11.0%; EOT 3.3%	7,500	n/a	n/a	7,458	7,522
		Secured Loan	April 12, 2021	January 1, 2023	Variable interest rate PRIME + 7.8% or Floor rate 11.0%; EOT 3.3%	6,000	n/a	n/a	5,949	5,949
		Secured Loan	April 26, 2021	January 1, 2023	Variable interest rate PRIME + 7.8% or Floor rate 11.0%; EOT 3.3%	9,000	n/a	n/a	8,980	8,994
		Warrant	December 18, 2020	December 14, 2030	Preferred Series A-1; Strike Price $0.84	n/a	759,263	n/a	259	202
Total Boosted eCommerce, Inc.						30,000			30,122	30,212
Bowery Farming, Inc. 36 W 20th St, 9th Floor New York, NY 10011	Agriculture, Forestry, Fishing and Hunting
		Equipment Financing	January 16, 2020	January 1, 2023	Fixed interest rate 8.5%; EOT 8.5%	1,899	n/a	n/a	2,197	2,136
		Equipment Financing	January 16, 2020	February 1, 2023	Fixed interest rate 8.7%; EOT 8.5%	1,904	n/a	n/a	2,157	2,162
		Equipment Financing	January 16, 2020	May 1, 2023	Fixed interest rate 8.7%; EOT 8.5%	2,451	n/a	n/a	2,719	2,793
		Equipment Financing	December 22, 2020	January 1, 2024	Fixed interest rate 7.5%; EOT 8.5%	8,449	n/a	n/a	8,636	9,518
		Warrant	January 16, 2020	June 10, 2029	Common Stock; Strike Price $5.08	n/a	68863	n/a	410	1,790
		Warrant	December 22, 2020	December 22, 2030	Common Stock; Strike Price $6.24	n/a	29925	n/a	160	760
Total Bowery Farming, Inc.						14,703			16,279	19,159

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Circle Media Labs, Inc. 1104 NW 15th Ave Portland, OR 97209	Manufacturing
		Secured Loan	May 5, 2021	June 1, 2025	Variable interest rate PRIME + 6.8% or Floor rate 12.0%; EOT 5.0%	5,000	n/a	n/a	4,948	4,948
		Warrant	May 5, 2021	May 5, 2031	Common Stock; Strike Price $0.31	n/a	101,667	n/a	29	32
Total Circle Media, Inc.						19,703			4,977	4,980
Continuity, Inc. 59 Elm St. New Haven, CT 06510	Professional, Scientific, and Technical Services
		Warrant	January 16, 2020	March 29, 2026	Preferred Series C; Strike Price $0.25	n/a	1,588,806	n/a	21	32
Crowdtap, Inc. 625 Broadway, 5th Floor New York, NY 10012	Professional, Scientific, and Technical Services
		Warrant	January 16, 2020	December 16, 2025	Preferred Series B; Strike Price $1.09	n/a	442,233	n/a	42	120
		Warrant	January 16, 2020	November 30, 2027	Preferred Series B; Strike Price $1.09	n/a	100,000	n/a	9	27
Total Crowdtap, Inc.									51	147
Daily Pay, Inc. 55 Broad St., 29th Floor New York, NY 10004	Finance and Insurance
		Secured Loan	September 30, 2020	November 1, 2024	Variable interest rate PRIME + 7.0% or Floor rate 12.0%; EOT 6.0%	20,000	n/a	n/a	20,055	20,294
		Secured Loan	December 30, 2020	January 1, 2025	Variable interest rate PRIME + 7.0% or Floor rate 12.0%; EOT 6.0%	5,000	n/a	n/a	5,006	5,046
		Warrant	September 30, 2020	September 30, 2030	Common Stock; Strike Price $3.00	n/a	89,264	n/a	151	863
Total Daily Pay, Inc.						25,000			25,212	26,203
Dandelion Energy, Inc. 335 Madison Ave., 4th Floor New York, NY 10017	Construction
		Equipment Financing	March 17, 2020	April 1, 2024	Fixed interest rate 9.0%; EOT 12.5%	397	n/a	n/a	419	422
		Equipment Financing	October 27, 2020	November 1, 2024	Fixed interest rate 9.2%; EOT 12.5%	485	n/a	n/a	506	506
		Equipment Financing(13)	November 19, 2020	December 1, 2024	Fixed interest rate 9.1%; EOT 12.5%	485	0	n/a	508	509
		Equipment Financing	December 29, 2020	January 1, 2025	Fixed interest rate 9.2%; EOT 12.5%	702	n/a	n/a	724	725
		Equipment Financing(13)	March 25, 2021	April 1, 2025	Fixed interest rate 9.1%; EOT 12.5%	1,073	0	n/a	1,096	1,101
Total Dandelion Energy, Inc.						3,142			3,253	3,263
Daring Foods, Inc. 815 W Pershing Rd., Unit 4 Chicago, IL 60609	Manufacturing
		Equipment Financing	April 8, 2021	May 1, 2024	Fixed interest rate 9.6%; EOT 7.5%	475	n/a	n/a	473	473
		Warrant	April 8, 2021	April 8, 2031	Common Stock; Strike Price $0.27	n/a	68,100	n/a	106	440
Total Daring Foods, Inc.						475			579	913
Dynamics, Inc. 493 Nixon Rd.	Professional, Scientific, and Technical Services
		Equity	January 16, 2020	na	Preferred Series A(15)	n/a	17,726	0.50%	390	—
		Warrant	January 16, 2020	March 10, 2024	Preferred Series A; Strike Price $10.59	n/a	17,000	n/a	86	—
Total Dynamics, Inc.									476	—
E La Carte, Inc. 810 Hamilton St. Redwood City, CA 94063	Professional, Scientific, and Technical Services
		Warrant	January 16, 2020	July 28, 2027	Preferred Series A; Strike Price $0.30	n/a	497,183	n/a	186	128
		Warrant	January 16, 2020	July 28, 2027	Preferred Series AA-1; Strike Price $7.49	n/a	104,284	n/a	15	36

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
		Warrant	January 16, 2020	July 28, 2027	Common Stock; Strike Price $7.49	n/a	106,841	n/a	15	1
Total E La Carte, Inc.									216	165
Edeniq, Inc. 2505 N Shirk Rd. Visalia, CA 93291	Professional, Scientific, and Technical Services
		Secured Loan(12)	January 16, 2020	September 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	2,072	—	n/a	212	212
		Secured Loan(12)	January 16, 2020	September 1, 2021	Fixed interest rate 13.0%; EOT 9.5%	1,551	—	n/a	131	131
		Equity(9)	January 16, 2020	n/a	Preferred Series B(15)	n/a	7,807,499	45.0%	—	—
		Equity(9)	January 16, 2020	na	Preferred Series C(15)	n/a	2,441,082	29.1%	—	—
		Equity(9)	January 16, 2020	n/a	Convertible Notes(11)	1,303	—	n/a	—	—
		Warrant(9)	January 16, 2020	December 23, 2026	Preferred Series B; Strike Price $0.22	n/a	2,685,501	n/a	—	—
		Warrant(9)	January 16, 2020	December 23, 2026	Preferred Series B; Strike Price $0.01	n/a	1,092,336	n/a	—	—
		Warrant(9)	January 16, 2020	December 23, 2026	Preferred Series B; Strike Price $0.01	n/a	1,092,336	n/a	—	—
		Warrant(9)	January 16, 2020	March 12, 2028	Preferred Series C; Strike Price $0.44	n/a	5,106,972	n/a	—	—
		Warrant(9)	January 16, 2020	October 15, 2028	Preferred Series C; Strike Price $0.01	n/a	3,850,294	n/a	—	—
Total Edeniq, Inc.(16)						4,926			343	343
Egomotion Corporation 729 Minna St. San Francisco, CA 94103	Real Estate
		Warrant(9)	January 16, 2020	December 10, 2028	Preferred Series A; Strike Price $1.32	—	60,786	n/a	—	29
		Warrant	January 16, 2020	June 29, 2028	Preferred Series A; Strike Price $1.32	n/a	121,571	n/a	219	57
Total Egomotion Corporation									219	86
Emergy, Inc. 6880 Winchester Circle, Unit D Boulder, CO 80301	Professional, Scientific, and Technical Services
		Equipment Financing	January 8, 2021	May 1, 2024	Fixed interest rate 9.1%; EOT 5.0%	515	n/a	n/a	526	527
		Equity	June 28, 2021	n/a	Preferred Series B(15)	n/a	75,958	n/a	500	500
Total Emergy, Inc.						515			1,026	1,027
Equipment Share, Inc. 2035 W Mountain View Rd Phoenix, AZ 85021	Rental and Leasing Services
		Equipment Financing	June 24, 2020	July 1, 2023	Fixed interest rate 10.7%; EOT 5.0%	6,188	n/a	n/a	6,438	6,480
		Equipment Financing	July 2, 2020	August 1, 2023	Fixed interest rate 10.1%; EOT 5.0%	714	n/a	n/a	740	745
		Equipment Financing	August 7, 2020	September 1, 2023	Fixed interest rate 10.2%; EOT 5.0%	1,589	n/a	n/a	1,642	1,651
		Equipment Financing	September 18, 2020	October 1, 2023	Fixed interest rate 10.4%; EOT 5.0%	2,870	n/a	n/a	2,954	2,968
		Equipment Financing	September 29, 2020	October 1, 2024	Fixed interest rate 8.3%; EOT 10.0%	379	n/a	n/a	394	394
		Equipment Financing	October 2, 2020	November 1, 2023	Fixed interest rate 10.4%; EOT 5.0%	685	n/a	n/a	703	710
		Equipment Financing	October 9, 2020	November 1, 2023	Fixed interest rate 10.5%; EOT 5.0%	2,161	n/a	n/a	2,217	2,241
		Equipment Financing	November 4, 2020	December 1, 2023	Fixed interest rate 10.1%; EOT 5.0%	2,114	n/a	n/a	2,163	2,185
		Equipment Financing	December 4, 2020	January 1, 2024	Fixed interest rate 10.1%; EOT 5.0%	1,702	n/a	n/a	1,736	1,752
		Equipment Financing	December 21, 2020	January 1, 2024	Fixed interest rate 10.5%; EOT 5.0%	677	n/a	n/a	690	696
		Equipment Financing	January 26, 2021	February 1, 2024	Fixed interest rate 10.6%; EOT 5.0%	1,259	n/a	n/a	1,277	1,223

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
		Equipment Financing	February 26, 2021	March 1, 2024	Fixed interest rate 10.6%; EOT 5.0%	1,658	n/a	n/a	1,679	1,693
		Equipment Financing	March 16, 2021	April 1, 2024	Fixed interest rate 10.7%; EOT 5.0%	1,769	n/a	n/a	1,787	1,802
Total Equipment Share, Inc.						23,765			24,420	24,540
Everalbum, Inc. 1 Letterman Dr., Building C, Suite 3500 San Francisco, CA 94129	Information
		Warrant	January 16, 2020	July 29, 2026	Preferred Series A; Strike Price $0.10	n/a	851,063	n/a	24	8
Figg, Inc. 8910 University Center Ln., Suite 400 San Diego, CA 92122	Information
		Warrant(9)	January 16, 2020	March 31, 2028	Common Stock; Strike Price $0.07	—	935,198	n/a	—	—
Firefly Systems, Inc. 488 8th St. San Francisco, CA 94103	Information
		Equipment Financing	January 29, 2020	February 1, 2023	Fixed interest rate 9.0%; EOT 10.0%	3,065	n/a	n/a	3,370	3,337
		Equipment Financing	August 28, 2020	September 1, 2023	Fixed interest rate 9.0%; EOT 10.0%	2,663	n/a	n/a	2,852	2,841
		Equipment Financing	September 18, 2020	October 1, 2023	Fixed interest rate 9.0%; EOT 10.0%	323	n/a	n/a	344	342
		Warrant	January 31, 2020	January 29, 2030	Common Stock; Strike Price $1.14	n/a	133,147	n/a	282	142
Total Firefly Systems, Inc.						6,051			6,848	6,662
Footprint International Holding, Inc. 250 E. Germann Rd. Gilbert, Arizona 85927	Manufacturing
		Equipment Financing	February 14, 2020	March 1, 2024	Fixed interest rate 10.3%; EOT 8.0%	12,744	n/a	n/a	13,475	13,549
		Secured Loan	June 22, 2020	July 1, 2024	Fixed interest rate 12.0%; EOT 9.0%	7,000	n/a	n/a	7,214	7,273
		Warrant	February 14, 2020	February 14, 2030	Common Stock; Strike Price $0.31	n/a	26,852	n/a	5	32
		Warrant	June 22, 2020	June 22, 2030	Common Stock; Strike Price $0.31	n/a	10,836	n/a	4	80
Total Footprint International Holding, Inc.						19,744			20,698	20,934
Gobble, Inc. 282 2nd St., Suite 300 San Francisco, CA 94105	Retail Trade
		Secured Loan	January 16, 2020	July 1, 2023	Fixed interest rate 11.3%; EOT 6.0%	2,852	n/a	n/a	2,999	3,010
		Secured Loan	January 16, 2020	July 1, 2023	Fixed interest rate 11.5%; EOT 6.0%	1,434	n/a	n/a	1,508	1,513
		Warrant	January 16, 2020	December 27, 2029	Common Stock; Strike Price $1.20	n/a	10,000	n/a	73	90
		Warrant	January 16, 2020	May 9, 2028	Common Stock; Strike Price $1.22	n/a	74,635	n/a	617	674
Total Gobble, Inc.						4,286			5,197	5,287
Gobiquity, Inc. 4400 N. Scottsdale Rd., Suite 815 Scottsdale, AZ 85251	Information
		Equipment Financing	January 16, 2020	April 1, 2022	Fixed interest rate 7.55%; EOT 20.0%	181	n/a	n/a	301	296
Grandpad, Inc. 1011 1st St South, Suite 300 Hopkins, MN 55343	Wholesale Trade
		Equipment Financing	November 16, 2020	June 1, 2023	Fixed interest rate 10.6%; EOT 5.0%	2,359	n/a	n/a	2,416	2,431
		Equipment Financing	December 23, 2020	July 1, 2023	Fixed interest rate 10.8%; EOT 5.0%	2,996	n/a	n/a	3,055	3,072
Total Grandpad, Inc.						5,355			5,471	5,503

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Greenlight Biosciences Inc. 200 Boston Ave, Suite 1000 Medford, MA 02155	Professional, Scientific, and Technical Services
		Equipment Financing	March 29, 2021	April 1, 2024	Fixed interest rate 9.7%; EOT 8.0%	3,075	n/a	n/a	3,068	3,088
		Equipment Financing	June 17, 2021	July 1, 2024	Fixed interest rate 9.5%; EOT 8.0%	4,378	n/a	n/a	4,313	4,313
		Warrant	March 29, 2021	March 29, 2031	Common Stock; Strike Price $0.81	n/a	219,839	n/a	138	164
Total GrubMarket, Inc.						7,453			7,519	7,565
GrubMarket, Inc. 1925 Jerrold Ave San Francisco, CA 94124	Wholesale Trade
		Warrant	June 15, 2020	June 15, 2030	Common Stock; Strike Price $1.10	n/a	405,000	n/a	115	585
Gtxcel, Inc. 2855 Telegraph Ave., Suite 600 Berkeley, CA 94705	Information
		Warrant	January 16, 2020	September 24, 2025	Preferred Series C; Strike Price $0.21	n/a	1,000,000	n/a	83	13
		Warrant	January 16, 2020	September 24, 2025	Preferred Series D; Strike Price $0.21	n/a	1,000,000	n/a	83	—
Total Gtxcel, Inc.									166	13
Happiest Baby, Inc. 3115 South La Cienega Blvd. Los Angeles, CA 90016	Manufacturing
		Equipment Financing	January 16, 2020	September 1, 2022	Fixed interest rate 8.4%; EOT 9.5%	660	n/a	n/a	795	775
		Equipment Financing	January 16, 2020	November 1, 2022	Fixed interest rate 8.6%; EOT 9.5%	556	n/a	n/a	653	654
		Equipment Financing	January 16, 2020	January 1, 2023	Fixed interest rate 8.6%; EOT 9.5%	550	n/a	n/a	628	633
		Equipment Financing	February 7, 2020	June 1, 2023	Fixed interest rate 8.2%; EOT 9.5%	729	n/a	n/a	802	802
		Equipment Financing	September 16, 2020	January 1, 2024	Fixed interest rate 7.8%; EOT 9.5%	1,061	n/a	n/a	1,114	1,118
		Equipment Financing	January 22, 2021	May 1, 2025	Fixed interest rate 8.4%; EOT 9.5%	886	n/a	n/a	909	912
		Warrant	January 16, 2020	May 16, 2029	Common Stock; Strike Price $0.33	n/a	182,554	n/a	193	177
Total Happiest Baby						4,442			5,094	5,071
Health-Ade, LLC 24325 Crenshaw Blvd., Suite 128 Torrance, CA 90505	Manufacturing
		Equipment Financing	January 16, 2020	February 1, 2022	Fixed interest rate 9.4%; EOT 15.0%	750	n/a	n/a	1,329	1,311
		Equipment Financing	January 16, 2020	April 1, 2022	Fixed interest rate 8.6%; EOT 15.0%	480	n/a	n/a	762	753
		Equipment Financing	January 16, 2020	July 1, 2022	Fixed interest rate 9.1%; EOT 15.0%	1,333	n/a	n/a	1,895	1,879
Total Health-Ade, LLC						2,563			3,986	3,943
Hologram, Inc. 1N LaSalle St., Suite 850 Chicago, IL 60602	Professional, Scientific, and Technical Services
		Warrant	January 31, 2020	January 27, 2030	Common Stock; Strike Price $0.26	n/a	193,054	n/a	49	51
Hospitalists Now, Inc. 7500 Rialto Blvd., Building 1, Suite 140 Austin, TX 78735	Professional, Scientific, and Technical Services
		Warrant	January 16, 2020	March 30, 2026	Preferred Series D2; Strike Price $5.89	n/a	135,807	n/a	71	181
		Warrant	January 16, 2020	December 6, 2026	Preferred Series D2; Strike Price $5.89	n/a	750,000	n/a	391	999
Total Hospitalists Now, Inc.									462	1,180

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Incontext Solutions, Inc. 300 W Adams St, Suite 600 Chicago, IL 60606	Professional, Scientific, and Technical Services
		Secured Loan	January 16, 2020	October 1, 2024	Fixed interest rate 11.8%; EOT 5.0%	7,149	n/a	n/a	6,670	5,268
		Warrant	January 16, 2020	September 28, 2028	Preferred Series AA-1; Strike Price $1.47	n/a	332,858	n/a	34	2
Total Incontext Solutions, Inc.						7,149			6,704	5,270
indieSemiconductor, Inc. (8) 32 Journey Aliso Viejo, CA 92656	Manufacturing
		Equity	June 2, 2021	n/a	Preferred Series G(15)	n/a	6,250	n/a	31	1,534
Invenia, Inc. 201 - 281 McDermot Ave. Winnipeg, MB R3B 0S9 Canada	Utilities
		Secured Loan	January 16, 2020	January 1, 2023	Fixed interest rate 11.5%; EOT 5.0%	5,133	n/a	n/a	5,593	5,525
		Secured Loan	January 16, 2020	May 1, 2023	Fixed interest rate 11.5%; EOT 5.0%	2,711	n/a	n/a	2,917	2,902
		Secured Loan	January 16, 2020	January 1, 2024	Fixed interest rate 11.5%; EOT 5.0%	2,642	n/a	n/a	2,726	2,777
		Secured Loan	January 17, 2020	February 1, 2024	Fixed interest rate 11.5%; EOT 5.0%	3,620	n/a	n/a	3,752	3,798
		Secured Loan	June 8, 2020	July 1, 2024	Fixed interest rate 11.5%; EOT 5.0%	4,000	n/a	n/a	4,078	4,183
		Secured Loan	October 29, 2020	November 1, 2024	Fixed interest rate 11.5%; EOT 5.0%	5,000	n/a	n/a	5,062	5,193
Total Invenia, Inc.(10)						23,106			24,128	24,378
Knockaway, Inc. 309 East Paces Ferry Rd. NE #400 Atlanta , GA 30305	Real Estate
		Secured Loan	January 16, 2020	December 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	8,553	n/a	n/a	8,710	8,724
		Secured Loan	January 16, 2020	February 1, 2024	Fixed interest rate 11.0%; EOT 3.0%	2,261	n/a	n/a	2,295	2,309
		Secured Loan	January 16, 2020	March 1, 2024	Fixed interest rate 11.0%; EOT 3.0%	2,322	n/a	n/a	2,352	2,369
		Warrant	January 16, 2020	May 24, 2029	Preferred Series B; Strike Price $8.53	n/a	87,955	n/a	209	183
Total Knockaway, Inc.						13,136			13,566	13,585
Lark Technologies, Inc. 2570 W. El Camino Real, Suite 100 Mountain View, CA 94040	Health Care and Social Assistance

		Secured Loan	September 30, 2020	April 1, 2025	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 4.0%	5,000	n/a	n/a	4,871	4,931
		Secured Loan	June 30, 2021	January 1, 2026	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 4.0%	5,000	n/a	n/a	4,743	4,743
		Warrant	September 30, 2020	September 30, 2030	Common Stock; Strike Price $1.76	n/a	76,231	n/a	177	248
		Warrant	June 30, 2021	June 30, 2031	Common Stock; Strike Price $1.76	n/a	79,325	n/a	258	258
Total Lark Technologies, Inc.						10,000			10,049	10,180
Lensvector, Inc. 2307 Leghorn St. Mountain View, CA 94043	Manufacturing
		Warrant	January 16, 2020	December 30, 2021	Preferred Series C; Strike Price $1.18	n/a	85,065	n/a	32	—
Lucidworks, Inc. 340 Brannan St., Suite 400 San Francisco, CA 94107	Information
		Warrant	January 16, 2020	June 27, 2026	Preferred Series D; Strike Price $0.77	n/a	619,435	n/a	806	1,718

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Madison Reed, Inc. 430 Shotweel St. San Francisco, CA 94110	Retail Trade
		Warrant	January 16, 2020	March 23, 2027	Preferred Series C; Stirke Price $2.57	n/a	194,553	n/a	185	416
		Warrant	January 16, 2020	July 18, 2028	Common Stock; Strike Price $0.99	n/a	43,158	n/a	71	92
		Warrant	January 16, 2020	May 19, 2029	Common Stock; Strike Price $1.23	n/a	36,585	n/a	56	78
Total Madison Reed, Inc.									312	586
Mainspring Energy, Inc. 3601 Haven Ave. Menlo Park, CA 94025	Manufacturing
		Secured Loan	January 16, 2020	August 1, 2023	Fixed interest rate 11.0%; EOT 3.8%	7,166	n/a	n/a	7,392	7,424
		Secured Loan	November 20, 2020	December 1, 2024	Fixed interest rate 11.0%; EOT 3.8%	5,500	n/a	n/a	5,348	5,483
		Warrant	January 16, 2020	July 9, 2029	Common Stock; Strike Price $1.15	n/a	140,186	n/a	283	480
		Warrant	November 20, 2020	November 20, 2030	Common Stock; Strike Price $1.15	n/a	81,294	n/a	226	279
Total Mainspring Energy, Inc.						12,666			13,249	13,666
Matterport, Inc. 352 East Java Dr. Sunnyvale, CA 94089	Professional, Scientific, and Technical Services
		Secured Loan	January 16, 2020	May 1, 2022	Fixed interest rate 11.5%; EOT 5.0%	3,427	n/a	n/a	3,888	3,958
		Warrant	January 16, 2020	April 20, 2028	Common Stock; Strike Price $1.43	n/a	143,813	n/a	434	6,667
Total Matterport, Inc.						3,427			4,322	10,625
Maxwell Financial Labs, Inc. 518 17th St., Suite 950 Denver, CO 80202	Rental and Leasing Services
		Secured Loan	October 7, 2020	November 1, 2024	Variable interest rate PRIME + 8.0% or Floor rate 11.3%; EOT 4.0%	3,000	n/a	n/a	2,992	3,030
		Secured Loan	December 22, 2020	January 1, 2025	Variable interest rate PRIME + 8.0% or Floor rate 11.3%; EOT 4.0%	3,000	n/a	n/a	2,969	2,997
		Equity	January 22, 2021	n/a	Preferred Series B (15)	n/a	135,641	n/a	500	503
		Warrant	October 7, 2020	October 7, 2030	Common Stock; Stike Price $0.29	n/a	106,735	n/a	21	249
		Warrant	December 22, 2020	December 22, 2030	Common Stock; Stike Price $0.29	n/a	110,860	n/a	34	259
Total Maxwell Financial Labs, Inc.						6,000			6,516	7,038
Medical Sales Training Holding Company 10004 Park Meadows Dr., Suite 214 Alone Tree, CO 80124	Educational Services
		Secured Loan		April 1, 2025	Variable interest rate PRIME + 8.8% or Floor rate 12.0%; EOT 12.5%	6,000	n/a	n/a	5,959	5,998
		Warrant		March 18, 2031	Common Stock; Stike Price $7.74	n/a	3,232	n/a	21	17
Total Medical Sales Training Holding Company						6,000			5,980	6,015
Miyoko’s Kitchen 2086 Marina Ave. Petaluma, CA 94954	Manufacturing
		Equipment Financing	February 19, 2020	September 1, 2022	Fixed interest rate 8.8%; EOT 9.0%	415	n/a	n/a	470	471
		Equipment Financing	August 27, 2020	March 1, 2023	Fixed interest rate 8.9%; EOT 9.0%	682	n/a	n/a	731	732
		Equipment Financing	February 5, 2021	September 1, 2023	Fixed interest rate 8.5%; EOT 9.0%	573	n/a	n/a	590	591

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
		Equipment Financing	June 25, 2021	December 1, 2023	Fixed interest rate 8.9%; EOT 9.0%	598	n/a	n/a	598	598
Total Miyoko’s Kitchen						2,268			2,389	2,392
Molekule, Inc. 1301 Folsom St. San Francisco, CA 94130	Manufacturing
		Equipment Financing	June 19, 2020	January 1, 2024	Fixed interest rate 8.8%; EOT 10.0%	2,149	n/a	n/a	2,264	2,275
		Equipment Financing	September 29, 2020	April 1, 2024	Fixed interest rate 9.0%; EOT 10.0%	468	n/a	n/a	490	492
		Equipment Financing	December 18, 2020	July 1, 2024	Fixed interest rate 8.8%; EOT 10.0%	766	n/a	n/a	790	792
		Warrant	June 19, 2020	June 19, 2030	Preferred Series C-1; Strike Price $3.12	n/a	32,051	n/a	16	10
Total Molekule, Inc.						3,383			3,560	3,569
Orchard Technologies, Inc. 31 West 27th St., 4th Floor New York, NY 10001	Real Estate
		Secured Loan	March 11, 2021	April 1, 2026	Fixed interest rate 9.0%; EOT 10.0%	5,000	n/a	n/a	4,995	5,038
Oto Analytics, Inc. 135 Townsend St., #300 San Francisco, CA 94107	Information
		Warrant	January 16, 2020	August 31, 2028	Preferred Series B; Strike Price $0.79	n/a	1,018,718	n/a	295	164
PebblePost, Inc. 400 Lafayette St, 2nd Floor New York, NY 10003	Professional, Scientific, and Technical Services
		Secured Loan	May 7, 2021	June 1, 2025	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 3.8%	12,500	n/a	n/a	12,337	12,337
		Warrant	May 7, 2021	May 7, 2031	Common Stock; Strike Price $0.75	n/a	657,343	n/a	68	142
Total PebblePost, Inc.						12,500			12,405	12,479
Pendulum Therapeutics, Inc. 933 20th St. San Francisco, CA 94107	Professional, Scientific, and Technical Services
		Equipment Financing	January 16, 2020	May 1, 2023	Fixed interest rate 7.7%; EOT 5.0%	278	n/a	n/a	282	285
		Equipment Financing	January 17, 2020	August 1, 2023	Fixed interest rate 7.8%; EOT 5.0%	1,712	n/a	n/a	1,800	1,844
		Equipment Financing	March 6, 2020	October 1, 2023	Fixed interest rate 7.66%; EOT 5.0%	513	n/a	n/a	528	542
		Equipment Financing	July 15, 2020	February 1, 2024	Fixed interest rate 9.8%%; EOT 6.0%	766	n/a	n/a	785	809
		Warrant	June 1, 2020	July 15, 2030	Preferred Series B; Strike Price $1.90	n/a	36,842	n/a	36	32
		Warrant	January 16, 2020	October 9, 2029	Preferred Series B; Strike Price $1.90	n/a	55,263	n/a	44	48
Total Pendulum Therapeutics, Inc.						3,269			3,475	3,560
Petal Card, Inc. 233 Spring St., Floor 3 New York, NY 10013	Finance and Insurance
		Secured Loan	January 16, 2020	December 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	10,000	n/a	n/a	10,078	10,004
		Secured Loan	January 28, 2021	January 1, 2024	Variable interest rate PRIME + 7.5% or Floor rate 11.5%	3,052	n/a	n/a	4,973	5,230
		Warrant	January 16, 2020	November 27, 2029	Preferred Series B; Strike Price $1.32	n/a	250,268	n/a	147	471
		Warrant	January 11, 2021	January 11, 2031	Common Stock; Strike Price $0.01	n/a	135,835	n/a	312	384
Total Petal Card, Inc.						13,052			15,510	16,089

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Portofino Labs, Inc. 1475 Veterans Blvd. Redwood City, CA 94063	Retail Trade
		Secured Loan	December 31, 2020	July 1, 2025	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 4.0%	2,000	n/a	n/a	1,998	2,010
		Secured Loan	March 12, 2021	October 1, 2025	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 4.0%	3,000	n/a	n/a	2,858	2,881
		Secured Loan	April 1, 2021	November 1, 2025	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 4.0%	2,000	n/a	n/a	1,820	1,820
		Warrant	December 31, 2020	December 31, 2030	Common Stock; Strike Price $1.53	n/a	39,659	n/a	160	321
		Warrant	April 1, 2021	April 1, 2031	Common Stock; Strike Price $1.90	n/a	39,912	n/a	99	131
Total Portofino Labs, Inc.						7,000			6,935	7,163
Project Frog, Inc. 99 Green St., 2nd Floor San Francisco, CA 94111	Construction
		Secured Loan	April 30, 2020	May 1, 2023	Fixed interest rate 12.0%	4,128	n/a	n/a	4,071	3,673
		Warrant	January 16, 2020	July 26, 2026	Preferred Series AA; Strike Price $0.19	n/a	391,990	n/a	18	1
		Equity	January 16, 2020	n/a	Preferred Series AA-1(15)	n/a	8,118,527	44.0%	702	82
		Equity	January 16, 2020	n/a	Preferred Series BB(15)	n/a	6,300,134	45.0%	2,667	891
Total Project Frog, Inc. (16)						4,128			7,458	4,647
Quip NYC, Inc. 45 Main St Brooklyn, NY 11201	Manufacturing
		Secured Loan	March 9, 2021	April 1, 2026	Variable interest rate PRIME + 8.0% or Floor rate 11.3%; EOT 2.0%	17,500	n/a	n/a	17,193	17,350
		Warrant	March 9, 2021	March 9, 2031	Preferred Series A-1; Strike Price $48.46	n/a	10,833	n/a	204	216
Total Quip NYC, Inc.						17,500			17,397	17,566
RapidMiner, Inc. 100 Summer St., Suite 1503 Boston, MA 02110	Information
		Warrant	January 16, 2020	March 25, 2029	Preferred Series C-1; Strike Price $60.22	n/a	11,624	n/a	528	55
									528	55
Realty Mogul, Co. 10573 W Pico Blvd. Los Angeles, CA 90064	Finance and Insurance
		Warrant	January 16, 2020	December 18, 2027	Preferred Series B; Strike Price $3.88	n/a	234,421	n/a	285	25
Reciprocity, Inc. 755 Sansome St., 6th Floor San Francisco, CA 94111	Professional, Scientific, and Technical Services
		Secured Loan	September 25, 2020	October 1, 2024	Variable interest rate PRIME + 8.0% or Floor rate 11.3%; EOT 2.0%	10,000	n/a	n/a	9,918	9,896
		Secured Loan	April 29, 2021	May 1, 2025	Variable interest rate PRIME + 8.0% or Floor rate 11.3%; EOT 2.0%	5,000	n/a	n/a	4,955	4,955
		Warrant	September 25, 2020	September 25, 2030	Common Stock; Strike Price $4.17	n/a	114,678	n/a	99	109
		Warrant	April 29, 2021	April 29, 2031	Common Stock; Strike Price $1.90	n/a	57,195	n/a	54	54
Total Reciprocity, Inc.						15,000			15,026	15,014
Resilinc, Inc. 1900 McCarthy Blvd. #305 Milpitas, CA 95035	Professional, Scientific, and Technical Services
		Warrant	January 16, 2020	December 15, 2025	Preferred Series A; Strike Price $0.51	n/a	589,275	n/a	40	1

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
Rigetti & Co, Inc. 2929 7th St Berkeley, CA 94710	Information
		Secured Loan	March 10, 2021	April 1, 2025	Variable interest rate PRIME + 7.5% or Floor rate 11.0%; EOT 2.8%	12,000	n/a	n/a	11,784	11,888
		Secured Loan	May 18, 2021	June 1, 2025	Variable interest rate PRIME + 7.5% or Floor rate 11.0%; EOT 2.8%	8,000	n/a	n/a	7,821	7,822
		Warrant	May 18, 2021	May 18, 2031	Common Stock; Strike Price $0.21	n/a	995,099	n/a	506	560
Total Rigetti & Co, Inc.						20,000			20,111	20,270
Robotany, Inc. 401 Bingham St. Pittsburgh, PA 15203	Agriculture, Forestry, Fishing and Hunting
		Equipment Financing	January 16, 2020	January 1, 2024	Fixed interest rate 7.6%; EOT 22.0%	1,456	n/a	n/a	1,624	1,612
		Warrant	January 16, 2020	July 19, 2029	Common Stock; Strike Price $0.26	n/a	262,870	n/a	128	84
Total Robotany, Inc.						1,456			1,752	1,696
SBG Labs, Inc. 1288 Hammerwood Ave. Sunnyvale, CA 94089	Manufacturing
		Warrant	January 16, 2020	June 29, 2023	Preferred Series A-1; Strike Price $0.70	n/a	42,857	n/a	13	—
		Warrant	January 16, 2020	September 18, 2024	Preferred Series A-1; Strike Price $0.70	n/a	25,714	n/a	8	—
		Warrant	January 16, 2020	January 14, 2024	Preferred Series A-1; Strike Price $0.70	n/a	21,492	n/a	7	—
		Warrant	January 16, 2020	March 24, 2025	Preferred Series A-1; Strike Price $0.70	n/a	12,155	n/a	4	—
		Warrant	January 16, 2020	October 10, 2023	Preferred Series A-1; Strike Price $0.70	n/a	11,150	n/a	4	—
		Warrant	January 16, 2020	May 6, 2024	Preferred Series A-1; Strike Price $0.70	n/a	11,145	n/a	4	—
		Warrant	January 16, 2020	June 9, 2024	Preferred Series A-1; Strike Price $0.70	n/a	7,085	n/a	2	—
		Warrant	January 16, 2020	May 20, 2024	Preferred Series A-1; Strike Price $0.70	n/a	342,857	n/a	110	—
		Warrant	January 16, 2020	March 26, 2025	Preferred Series A-1; Strike Price $0.70	n/a	200,000	n/a	65	—
Total SBG Labs, Inc.									217	—
Seaon Environmental, LLC 2055 E Warner Rd. Tempe, AZ 85284	Administrative and Support and Waste Management and Remediation Services
		Equipment Financing	January 16, 2020	January 1, 2023	Fixed interest rate 9.0%; EOT 12.0%	1,636	n/a	n/a	1,951	1,947
Smule, Inc. 139 Townsend St., Suite 300 San Francisco, CA 94107	Information
		Secured Loan	July 1, 2020	January 1, 2022	Fixed interest rate 0.0% (1)	69	n/a	n/a	69	69
Store Intelligence 369 Pine St., Suite 103 San Francisco, CA 94104	Manufacturing
		Secured Loan	May 2, 2020	June 1, 2024	Fixed interest rate 12.0%; EOT 7.8%	12,001	n/a	n/a	12,393	11,795
		Equity	May 2, 2020	n/a	Series A	n/a	1,430,000	12.90%	608	—
Total Store Intelligence						12,001			13,001	11,795
Sun Basket, Inc. 1170 Olinder Ct. San Jose, CA 95122	Professional, Scientific, and Technical Services
		Secured Loan	December 31, 2020	December 1, 2024	Fixed interest rate 11.8%; EOT 5.0%	18,375	n/a	n/a	18,126	18,269
		Warrant	January 16, 2020	October 5, 2027	Preferred Series C-2; Strike Price $6.02	n/a	249,306	n/a	111	167

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
		Warrant	December 31, 2020	December 29, 2032		n/a	118,678	n/a	545	499
Total Sun Basket, Inc.						18,375			18,782	18,935
Super73, Inc. 16591 Noyes Ave. Irvine, CA 92606	Retail Trade
		Secured Loan	December 31, 2020	January 1, 2025	Variable interest rate PRIME + 7.3% or Floor rate 11.8%; EOT 4.0%	5,500	n/a	n/a	5,470	5,519
		Warrant	December 31, 2020	December 31, 2030	Common Stock; Strike Price $3.16	n/a	177,305	n/a	105	68
Total Super73, Inc.						5,500			5,575	5,587
Tarana Wireless, Inc. 590 Alder Dr. Milpitas, CA 95035	Manufacturing
		Secured Loan	June 30, 2021	July 1, 2025	Variable interest rate PRIME + 8.0% or Floor rate 11.5%; EOT 4.5%	18,500	n/a	n/a	17,353	17,353
		Warrant	June 30, 2021	June 30, 2031	Common Stock; Strike Price $0.19	n/a	5,027,629	n/a	967	967
Total Tarana Wireless, Inc.						18,500			18,320	18,320
The Fynder Group, Inc. 815 W Pershing Rd., Unit 4 Chicago, IL 60609	Manufacturing
		Equipment Financing	October 14, 2020	May 1, 2024	Fixed interest rate 9.1%; EOT 10.0%	582	n/a	n/a	592	594
		Warrant	October 14, 2020	October 14, 2030	Common Stock; Strike Price $0.49	n/a	107,190	n/a	201	1,176
Total The Fynder Group, Inc.						582			793	1,770
Trendly, Inc. 260 W 35th St., Suite 700 New York, NY 10001	Retail Trade
		Warrant	January 16, 2020	August 10, 2026	Preferred Series A; Strike Price $1.14	n/a	245,506	n/a	222	154
UnTuckIt, Inc. 110 Greene St. New York, NY 10012	Retail Trade
		Secured Loan	January 16, 2020	June 1, 2025	Fixed interest rate 12.0%; EOT 5.0%	15,000	n/a	n/a	15,800	15,075
Utility Associates, Inc. 250 E Ponce de Leon Ave. #700 Decatur, GA 30030	Professional, Scientific, and Technical Services
		Secured Loan(12)	January 16, 2020	September 30, 2023	Fixed interest rate 11.0%	750	—	n/a	830	603
		Warrant	January 16, 2020	June 30, 2025	Preferred Series A; Strike Price $4.54	n/a	92,511	n/a	55	1
		Warrant	January 16, 2020	May 1, 2026	Preferred Series A; Strike Price $4.54	n/a	60,000	n/a	36	—
		Warrant	January 16, 2020	May 22, 2027	Preferred Series A; Strike Price $4.54	n/a	200,000	n/a	120	—
Total Utility Associates, Inc.						750			1,041	604
Vertical Communications, Inc. 3140 De La Cruz Blvd., Suite 110 Santa Clara, CA 95054	Manufacturing
		Secured Loan	May 1, 2020	November 1, 2024	Fixed interest rate 9.5%; EOT 26.4%	12,000	n/a	n/a	13,385	13,148
		Secured Loan	June 18, 2020	July 1, 2022	Fixed interest 9.5%	565	n/a	n/a	565	571
		Warrant(9)	January 16, 2020	July 11, 2026	Preferred Series A; Strike Price $1.00	—	828,479	n/a	—	—
		Equity(9)	January 16, 2020	na	Preferred Stock Series 1	—	3,892,485	98.43%	—	—
		Equity	January 16, 2020		Convertible Notes(11)	5,500	—	n/a	3,966	2,405
Total Vertical Communications, Inc.(16)						18,065			17,916	16,124

(Amounts presented in thousands, except number of shares or units.)			Investment Date(4)	Maturity Date	Interest Rate(5)	Principal Amount(6)	Number of Shares or Units	Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value(7)
Portfolio Company(1)	Industry(2)	Type of Investment(3)
VitaCup, Inc. 10620 Treena St, Suite 100 San Diego, CA 92131	Manufacturing
		Secured Loan	June 23, 2021	July 1, 2025	Variable interest rate PRIME + 7.5% or Floor rate 11.5%; EOT 2.5%	5,500	n/a	n/a	5,438	5,438
		Warrant	June 23, 2021	June 23, 2031	Preferred Series C; Strike Price $2.79	n/a	68,996	n/a	9	7
Total VitaCup, Inc.						5,500			5,447	5,445
Wanderjaunt, Inc. 650 Mission St., Floor 3 San Francisco, CA 94105	Real Estate
		Equipment Financing	January 16, 2020	June 1, 2023	Fixed interest rate 10.2%; EOT 12.0%	314	n/a	n/a	337	328
		Equipment Financing	January 16, 2020	August 1, 2023	Fixed interest rate 10.2%; EOT 12.0%	1,016	n/a	n/a	1,132	1,115
Total Wanderjaunt, Inc.						1,330			1,469	1,443
Whip Networks, Inc. 1841 Centinela Ave Santa Monica, CA 90404	Information
		Secured Loan	June 14, 2021	July 1, 2025	Variable interest rate PRIME + 7.8% or Floor rate 11.0%; EOT 3.5%	5,000	n/a	n/a	4,953	4,953
WorkWell Prevention & Care 11 E. Superior, Suite 410 Duluth, MN 55802	Health Care and Social Assistance
		Secured Loan	January 16, 2020	March 1, 2024	Fixed interest rate 8.2%; EOT 10%	3,370	n/a	n/a	3,632	3,597
		Secured Loan	January 16, 2020	March 1, 2024	Fixed interest rate 8.0%; EOT 10%	700	n/a	n/a	726	692
		Equity	January 16, 2020	na	Common Stock	n/a	7,000,000	88.5%	51	500
		Equity	January 16, 2020	na	Preferred Series P(15)	n/a	3,450	100.0%	3,450	—
		Equity		January 16, 2020	Convertible Notes(11)	2,470	—	n/a	2,519	1,637
Total WorkWell Prevention & Care(16)						6,540			10,378	6,426
Yellowbrick, Inc. 15 W. 38th St., 10th Floor New York, NY 10018	Health Care and Social Assistance
		Secured Loan	February 1, 2021	September 1, 2025	Variable interest rate PRIME + 8.3% or Floor rate 11.5%; EOT 5.0%	7,500	n/a	n/a	7,514	7,581
		Warrant	January 16, 2020	September 28, 2028	Common Stock; Strike Price $0.90	n/a	222,222	n/a	120	551
Total Qubed, Inc. dba Yellowbrick						7,500			7,634	8,132
Zosano Pharma Corporation 34790 Ardentech Ct. Fremont, CA 94555	Pharmaceutical
		Equipment Financing	January 16, 2020	April 1, 2022	Fixed interest rate 9.4%; EOT 12.0%	1,385	n/a	n/a	1,950	1,833
		Equipment Financing	January 16, 2020	July 1, 2022	Fixed interest rate 9.7%; EOT 12.0%	1,025	n/a	n/a	1,325	1,256
		Equipment Financing	January 16, 2020	January 1, 2023	Fixed interest rate 9.9%; EOT 12.0%	1,235	n/a	n/a	1,446	1,399
		Equipment Financing	January 16, 2020	April 1, 2023	Fixed interest rate 9.9%; EOT 12.0%	1,424	n/a	n/a	1,611	1,578
		Equipment Financing	January 16, 2020	May 1, 2023	Fixed interest rate 10.5%; EOT 12.0%	1,070	n/a	n/a	1,205	1,176
		Warrant	January 16, 2020	September 25, 2025	Common Stock; Strike Price $3.59(8)	n/a	75,000	n/a	69	36
Total Zosano Pharma Corporation						6,139			7,606	7,278
Total Investment in Securities(17)						$535,637			$574,555	$597,696

(1)
All portfolio companies are located in North America. As of June 30, 2021, the Company had two foreign domiciled portfolio companies — one in Canada (6.5% of NAV) and one in Cayman Islands

(10.3% of NAV). The Company generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale and may be deemed to be “restricted securities” under the Securities Act.
(2)
The Company uses the North American Industry Classification System (“NAICS”) code for classifying the industry grouping of its portfolio companies.

(3)
All debt investments are income producing unless otherwise noted. All equity and warrant investments are non-income producing unless otherwise noted. Equipment financed under our equipment financing investments relates to operational equipment essential to revenue production for the portfolio company in the industry noted.

(4)
Investment date represents the date of initial investment date, either purchases or funding, not adjusted for modifications. For assets purchased from the Legacy Funds as part of the Formation Transactions, investment date is January 16, 2020, the date of the Formation Transactions.

(5)
Interest rate is the fixed or variable rate of the debt investments and does not include any original issue discount, end-of-term (“EOT”) payment, or any additional fees related to such investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed rate determined at the inception of the loan. At the end of the term of certain equipment financings, the borrower has the option to purchase the underlying assets at fair market value in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or equipment financing prior to its payment and is included as a component of the cost basis of the Company’s current debt securities

(6)
Principal is net of repayments, if any, as per the terms of the debt instrument’s contract.

(7)
Except as noted, all investments were valued at fair value using Level 3 significant unobservable inputs as determined in good faith by the Company’s board of directors.

(8)
Asset is valued using Level 2 inputs.

(9)
Investment has zero cost basis as it was purchased at a fair market value of zero as part of the Formation Transactions.

(10)
Indicates a “non-qualifying asset” under section 55(a) by the Investment Company Act of 1940, as amended. The Company’s percentage of non-qualifying assets at fair value represents 9.9% of the Company’s total assets as of June 30, 2021. Qualifying assets must represent at least 70% of the Company’s total assets at the time of acquisition of any additional non-qualifying assets. Asset is not a U.S. entity. Invenia, Inc. is a Canadian corporation, and Atieva, Inc. is a Cayman Island corporation.

(11)
Convertible notes represent investments through which the Company will participate in future equity rounds at preferential rates. There are no principal or interest payments made against the note unless conversion does not take place.

(12)
Debt is on non-accrual status as of June 30, 2021, and is therefore considered non-income producing.

(13)
Investment has an unfunded commitment as of June 30, 2021. The fair value of the investment includes the impact of the fair value of any unfunded commitments.

(14)
Investment is considered non-income producing.

(15)
Preferred stock represent investments through which the Company will have preference in liquidation rights and do not contain any cumulative preferred dividends.

(16)
This investment is deemed to be a “Control Investment” or an “Affiliate Investment.” The Company classifies its investment portfolio in accordance with the requirements of the 1940 Act. Control Investments are defined by the Investment Company Act of 1940, as amended, as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. Affiliate Investments are defined by the Investment Company Act of 1940, as amended, as investments in companies in which the Company owns between 5% and 25% (inclusive) of the voting securities and does not have rights to maintain greater than 50% of the board representation. As defined in the Investment Company Act, the Company is deemed to be an “Affiliated Person” of this portfolio company.

(17)
Totals may not sum due to rounding.

MANAGEMENT
The information in the sections entitled “Election of Director Nominees” and “Corporate Governance” in our most recent definitive proxy statement on Schedule 14A for our annual meeting of stockholders (the “Annual Proxy Statement”) are incorporated herein by reference.

EXECUTIVE COMPENSATION
The information in the sections entitled “Executive Compensation” and “Director Compensation” in our most recent Annual Proxy Statement are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
The information in the section entitled “Certain Relationships and Related Party Transactions” in our most recent Annual Proxy Statement is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information in the sections entitled “Election of Director Nominees” and “Security Ownership of Management and Certain Beneficial Owners” in our most recent Annual Proxy Statement is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE
Quarterly Determinations
We determine the net asset value per share of our common stock quarterly. The net asset value per share is equal to the value of our total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding at the date as of which the determination is made. As of the date of this prospectus, we do not have any preferred stock outstanding.
We calculate the value of our investments in accordance with the procedures described in “Management’s Discussion and Analysis of Financial Condition Results of Operations — Fair Value of Financial Instruments” in of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, under the caption “Fair Value of Financial Instruments,” which are incorporated herein by reference.
Determinations in Connection with our Offerings
In connection with each offering of shares of our common stock, our Board or an authorized committee thereof is required by the 1940 Act to make the determination that we are not selling shares of our common stock at a price below our then current net asset value per share at the time at which the sale is made. Our Board or an authorized committee thereof considers the following factors, among others, in making such determination:
•
the net asset value per share of our common stock disclosed in the most recent periodic report we filed with the SEC;

•
our management’s assessment of whether any material change in the net asset value per share of our common stock has occurred (including through the realization of net gains on the sale of our portfolio investments) during the period beginning on the date of the most recent public filing with the SEC that discloses the net asset value per share of our common stock and ending two days prior to the date of the sale of our common stock; and

•
the magnitude of the difference between the offering price of the shares of our common stock in the proposed offering and management’s assessment of any material change in the net asset value per share of our common stock during the period discussed above.

Moreover, to the extent that there is a possibility that we may (i) issue shares of our common stock at a price per share below the then-current net asset value per share of our common stock at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the net asset value per share fluctuates by certain amounts in certain circumstances until the prospectus is amended or supplemented, our Board or an authorized committee thereof will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value per share within two days prior to any such sale to ensure that such sale will not be below our then current net asset value per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the net asset value per share to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records are made contemporaneously with all determinations described in this section and these records are maintained with other records we are required to maintain under the 1940 Act.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
At our 2021 Annual Meeting of Stockholders held on June 17, 2021, our stockholders voted to allow us to issue common stock at a price below net asset value, or NAV, per share for the period ending on the earlier of the one-year anniversary of the date of our 2021 Annual Meeting of Stockholders and the date of our 2022 Annual Meeting of Stockholders, which is expected to be held in May or June 2022. We may seek similar approval at subsequent meetings of stockholders.
The proposal approved by our stockholders at our 2021 Annual Meeting of Stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in one or more offerings may not exceed 25% of our outstanding common stock as of the date of stockholder approval of this proposal. We have agreed to comply with the following conditions in connection with any offering undertaking pursuant to this proposal:
•
a majority of our independent directors who have no financial interest (other than ownership of shares of our common stock) in the sale have determined that such sale would be in our and our stockholders’ best interests;

•
a majority of our independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

•
following such issuance, not more than 25% of our then outstanding shares as of the date of stockholder approval will have been issued at a price less than our then current net asset value per share.

We are also permitted under the 1940 Act to sell shares of common stock below net asset value per share in rights offerings. Any offering of common stock below net asset value per share will be designed to raise capital for investment in accordance with our investment objective and strategies.
Sales by us of our common stock at a discount from net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than net asset value per share on three different sets of investors:
•
existing stockholders who do not purchase any shares in the offering;

•
existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•
new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the net asset value of the shares they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.
The following table illustrates the reduction to net asset value and dilution that would be experienced by a nonparticipating stockholder in different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Sales prices and discounts are hypothetical in the presentation below.
The examples assume that Company XYZ has 25,000,000 common shares outstanding, $600,000,000 in total assets and $300,000,000 in total liabilities. The current net asset value and net asset value per share are thus $300,000,000 and $12.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 2,500,000 shares (10% of the outstanding shares) at $10.80 per share after offering expenses and commissions (a 10% discount from net asset value), (2) an offering of 6,250,000 shares (25% of the outstanding shares) at $10.20 per share after offering expenses and commissions (a 15% discount from net asset value) and (3) an offering of 6,250,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from net asset value).
		Example 1 – 10% Offering at 10% Discount(1)		Example 2 – 25% Offering at 15% Discount(1)		Example 3 – 25% Offering at 100% Discount(1)
	Prior to Sale Below NAV Per Share	Following Sale	Percent Change	Following Sale	Percent Change	Following Sale	Percent Change
Offering Price
Price per Share to Public	—	$11.37	—	$10.74	—	$—	—
Net Proceeds per Share to Issuer	—	$10.80	—	$10.20	—	$—	—
Increase in Shares and Decrease to NAV Per Share
Total Shares Outstanding	25,000,000	27,500,000	10.00%	31,250,000	25.00%	31,250,000	25.00%
NAV per Share	$12.00	$11.89	-0.92%	$11.64	-3.00%	$9.60	-20.00%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares Held by Stockholder A	250,000	250,000	—	250,000	—	250,000	—
Percentage of Shares Held by Stockholder A	1.00%	0.91%	-9.09%	0.80%	-20.00%	0.80%	-20.00%
NAV Dilution
Total NAV Held by Stockholder A	$3,000,000	$2,972,500	-0.92%	$2,910,000	-3.00%	$2,400,000	-20.00%
Total Investment by Stockholder A (Assumed to be $12.00 per Share)	$3,000,000	$3,000,000	—	$3,000,000	—	$3,000,000	—
Total Dilution to Stockholder A (Change in Total NAV Held by Stockholder)	—	$-27,500	—	$-90,000	—	$-600,000	—
NAV Dilution Per Share
NAV per Share Held by Stockholder A	—	$11.89	—	$11.64	—	$9.60	—
Investment per Share Held by Stockholder A	$12.00	$12.00	—	$12.00	—	$12.00	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$-0.11	—	$-0.36	—	$-2.40	—
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—	—	-0.92%	—	-3.00%	—	-20.00%

(1)
Assumes a 5% selling compensation and expenses paid by us.

Impact on Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of net asset value dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discount to net asset value increases.
The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 15% discount from the prior chart (Example 2) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 31,250 shares, which is 0.5% of an offering of 6,250,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 93,750 shares, which is 1.5% of an offering of 6,250,000 shares rather than its 1.0% proportionate share). It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below NAV Per Share	50% Participation		150% Participation
		Following Sale	Percent Change	Following Sale	Percent Change
Offering Price
Price per Share to Public	—	$10.74	—	$10.74	—
Net Proceeds per Share to Issuer	—	$10.20	—	$10.20	—
Increase in Shares and Decrease to NAV Per Share
Total Shares Outstanding	25,000,000	31,250,000	25.00%	31,250,000	25.00%
NAV per Share	$12.00	$11.64	-3.00%	$11.64	-3.00%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	250,000	281,250	—	343,750	—
Percentage of Shares Held by Stockholder A	1.00%	0.90%	—	1.10%	—
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$3,000,000	$3,273,750	9.13%	$4,001,250	33.38%
Total Investment by Stockholder A (Assumed to be $12.00 per Share on Shares Held Prior to Sale)	$3,000,000	$3,335,526	—	$4,006,579	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$-61,776	—	$-5,329	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	$11.64	—	$11.64	—
Investment per Share Held by Stockholder A (Assumed to be $12.00 per Share on Shares Held Prior to Sale)	$12.00	$11.86	-1.17%	$11.66	-2.83%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$-0.22	—	$-0.02	—
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	-1.83%	—	-0.17%
Impact on New Investors
Investors who are not currently stockholders, but who participate in an offering below net asset value and whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below net asset value per share and whose investment per share is also less than the resulting net asset value per share will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Examples 1, 2 and 3 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share.
	Prior to Sale Below NAV Per Share	Example 1 – 10% Offering at 10% Discount(1)		Example 2 – 25% Offering at 15% Discount(1)		Example 3 – 25% Offering at 100% Discount(1)
		Following Sale	Percent Change	Following Sale	Percent Change	Following Sale		Percent Change
Offering Price
Price per Share to Public	—	$11.37	—	$10.74	—		$—	—
Net Proceeds per Share to Issuer	—	$10.80	—	$10.20	—		$—	—
Increase in Shares and Decrease to NAV Per Share
Total Shares Outstanding	25,000,000	27,500,000	10.00%	31,250,000	25.00%		31,250,000	25.00%
NAV per Share	$12.00	$11.89	-0.92%	$11.64	-3.00%		$9.60	-20.00%
Accretion to Participating Investor A
Share Accretion
Shares Held by Investor A	—	25,000	—	62,500	—		62,500	—
Percentage of Shares Held by Investor A	—	0.09%	—	0.20%	—		0.20%	—
NAV Accretion
Total NAV Held by Investor A	—	$297,250	—	$727,500	—		$600,000	—
Total Investment by Investor A (At Price to Public)	—	$284,211	—	$671,053	—		$—	—
Total Accretion to Investor A (Total NAV Less Total Investment)	—	$13,039	—	$56,447	—		$600,000	—
NAV Accretion Per Share
NAV per Share Held by Investor A	—	$11.89	—	$11.64	—	$$	9.60	—
Investment per Share Held by Investor A	—	$11.37	—	$10.74	—		$—	—
NAV Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$0.52	—	$0.90	—		$9.60	—
Percentage NAV Accretion Experienced by Investor A (NAV Accretion per Share Divided by Investment per Share)	—	—	4.57%	—	8.4%		—	—

(1)
Assumes a 5% selling compensation and expenses paid by us.

DISTRIBUTION REINVESTMENT PLAN
We adopted a distribution reinvestment plan, as amended and restated, that provides for the reinvestment of our stockholder distributions, unless a stockholder elects to receive cash as provided below. As a result, if our Board declares a cash distribution, then our stockholders who have not “opted out” of such distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.
No action is required on the part of a registered stockholder to have its cash distribution reinvested in shares of our common stock. American Stock Transfer & Trust Company, LLC, the plan administrator (the “Plan Administrator”), and our transfer and dividend paying agent and registrar will set up an account for shares acquired through the plan for each stockholder and hold such shares in non-certificated form.
A registered stockholder may elect to receive an entire distribution in cash by notifying the Plan Administrator in writing so that such notice is received by the Plan Administrator no later than three (3) days prior to the payment date for the applicable distributions to stockholders. Such election will remain in effect until the stockholder notifies the Plan Administrator in writing of such stockholder’s desire to change its election, which notice must be delivered to the Plan Administrator no later than three (3) days prior to the payment date for the first distribution for which such stockholder wishes its new election to take effect. Upon request by a stockholder participating in the plan to opt out of the plan, received in writing not less than three (3) days prior to the payment date for the applicable distributions to stockholders, the Plan Administrator will, instead of crediting shares to the participant’s account, issue a check for the cash distribution. Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or nominee of their election.
There are no brokerage charges or other charges to stockholders who participate in the plan. The Plan Administrator’s fees are paid by us. If a participant elects by written notice to the Plan Administrator prior to termination of his or her account to have the Plan Administrator sell part or all of the shares held by the Plan Administrator in the participant’s account and remit the proceeds to the participant, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus a $0.12 per share brokerage commission from the proceeds.
Stockholders who receive distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash distributions are reinvested, such stockholder does not receive cash with which to pay any applicable taxes on reinvested distributions. A stockholder’s basis in the stock received in a distribution from us is generally equal to the amount of the reinvested distribution. Any stock received in a distribution has a new holding period, for U.S. federal income tax purposes, commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the plan by notifying the Plan Administrator by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the Plan Administrator at the address below. Those stockholders whose shares are held by a broker or other nominee who wish to terminate his or her account under the plan may do so by notifying his or her broker or nominee.
The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to the termination date. All correspondence concerning the plan should be directed to the Plan Administrator by mail at Plan Administrator c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200.
If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.
If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any distribution reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in the shares of our common stock. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire shares of our common stock in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that stockholders hold our common stock as capital assets (within the meaning of the Code).
The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions it believes are in accord with current interpretations of the U.S. federal income tax laws, the Internal Revenue Service (“IRS”) may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. Stockholder” generally is a beneficial owner of the Company’s common stock that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Stockholder” is a beneficial owner of the Company’s common stock that is not a U.S. Stockholder or a partnership for U.S. tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding shares of our common stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in shares of our common stock will depend on the facts of his, her or its particular situation.
Taxation as a Regulated Investment Company
As soon as practicable after our election to be a BDC, we intend to elect to be treated and to qualify each year thereafter as a RIC. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to stockholders as distributions. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must timely distribute to stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally its ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
If we:
•
qualify as a RIC; and

•
satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of income we timely distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to stockholders.
We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of net ordinary income for each calendar year, (ii) 98.2% of capital gain net income (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) any net ordinary income and capital gain net income that we recognized in preceding years, but were not distributed during such years, and on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to distribute any net ordinary income and capital gain net income in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•
continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock or securities (the “90% Income Test”); and

•
diversify our holdings so that at the end of each quarter of the taxable year:

•
at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•
no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind, or PIK, interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.
Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to U.S. federal income tax as an ordinary corporation.
Under the 1940 Act, we are not permitted to make distributions to our stockholders while debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. In addition, we may be prohibited under the terms of our credit facilities from making distributions unless certain conditions are satisfied. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to U.S. federal income tax as an ordinary corporation.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for U.S. federal income tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a stockholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.
Foreign Investments
Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its stockholders.
If we purchase shares in a “passive foreign investment company,” or PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or QEF, in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.
Income inclusions from a QEF will be “good income” for purposes of the 90% Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF distributes such income to us in the same taxable year to which the income is included in our income.
Foreign exchange gains and losses realized by us in connection with certain transactions involving nondollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “good income” from which a RIC must derive at least 90% Income Test.
Failure to Qualify as a RIC
While we intend to elect to be treated as a RIC for our fiscal year ending December 31, 2020, we anticipate that we may have difficulty satisfying the Diversification Tests as we ramp up our portfolio. To the extent that we have net taxable income prior to qualification as RIC, we will be subject to U.S. federal income tax on such income at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to stockholders. We would not be able to deduct distributions to stockholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate stockholders would generally be able to treat such distributions as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all previously undistributed earnings and profits attributable to any period prior to becoming a RIC by the end of the first year that we intend to qualify as a RIC. To the extent that we have any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that we qualify as a RIC, we would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, we may choose to recognize such built-in gains immediately prior to qualification as a RIC.
If we have previously qualified as RIC, but are subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including net capital gains) at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to stockholders. We would not be able to deduct distributions to stockholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend and non-corporate stockholders would generally be able to treat such distributions as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to U.S. federal income tax at regular corporate rates on any net built-in gains with respect to certain assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of “investment company taxable income” (which is, generally, net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to stockholders taxed at individual rates are attributable to distributions from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to distributions and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of stockholders taxed at individual rates, regardless of the U.S. Stockholder’s holding period for his, her or its shares of our common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s shares of our common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. Stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. If the amount of tax that a U.S. Stockholder is treated as having paid exceeds the tax such stockholder owes on the capital gain distribution, such excess generally may be refunded or claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s cost basis for his, her or its shares of our common stock. In order to utilize the deemed distribution approach, we must provide written notice to stockholders prior to the expiration of 60 days after the close of the relevant taxable year.
In accordance with certain applicable Treasury regulations and a revenue procedure issued by the IRS, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, the cash available for distribution must be allocated among the stockholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive the lesser of (a) the portion of the distribution such stockholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable stockholders receiving such distributions will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes.

As a result of receiving distributions in the form of our common stock, a U.S. stockholder may be required to pay U.S. federal income tax with respect to such distributions in excess of any cash received. If a U.S. stockholder sells the stock such stockholder receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay U.S. federal income taxes owed on distributions, it may put downward pressure on the trading price of shares of our common stock.
Although we have no currently have no intention of paying dividends in shares of our stock, we could in the future choose to pay a portion of our dividends in shares of our common stock in accordance with these Treasury regulations and the revenue procedure in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement or to eliminate our liability for corporate-level U.S. federal income tax.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to our stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.
Under our reinvestment of distributions policy, if a U.S. Stockholder owns shares of our common stock registered in its own name, the U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of our common stock if the U.S. Stockholder does not “opt out” of the reinvestment of distributions by delivering a written notice to us prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Stockholder. The U.S. Stockholder will have an adjusted basis in the additional shares of our common stock purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares of our common stock will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the U.S. Stockholder’s account.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares of our common stock will include the value of the distribution. However, the stockholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if the U.S. Stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such U.S. Stockholder’s adjusted tax basis in shares of our common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held his, her or its shares of our common stock for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares of our common stock. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, U.S. Stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Stockholders. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Under applicable Treasury regulations, if a U.S. Stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for a non-corporate U.S. Stockholder or $10 million or more for a corporate U.S. Stockholder in any single taxable year (or a $20 million loss over a combination of years), the U.S. Stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
We (or the applicable withholding agent) will send to each of its U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the 20% maximum rate). Distributions paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
We (or the applicable withholding agent) may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Stockholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such stockholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. Following this offering, we expect that our shares will be regularly traded on an established securities market and that we will therefore qualify as a publicly offered regulated investment company following this offering. No assurance can be provided that we will qualify as a publicly offered regulated investment company for any taxable year. For any period that we are not a publicly offered regulated investment company, for purposes of computing the taxable income of a non-corporate U.S. Stockholder, (i) our earnings will be computed without taking into account such non-corporate U.S. Stockholder’s allocable portion of our affected expenses, (ii) such non-corporate U.S. Stockholder’s allocable portion of our affected expenses will be treated as an additional distribution to the stockholder, (iii) such non-corporate U.S. Stockholder will be treated as having paid or incurred the allocable portion of our affected expenses for the calendar year, and (iv) such allocable portion of our affected expenses will be deductible by such stockholder only to the extent permitted under the limitations described below. For non-corporate U.S. Stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC. In particular, these expenses, which are treated as “miscellaneous itemized deductions”, are currently not deductible by individuals (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.

Taxation of Tax-Exempt Stockholders
A U.S. Stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Stockholder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Stockholder generally should not be subject to U.S. taxation solely as a result of the stockholder’s ownership of our common stock and receipt of distributions with respect to such common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Stockholder. Therefore, a tax-exempt U.S. Stockholder should not be treated as earning income from “debt-financed property” and distributions we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of distributions payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. Stockholder recognizing income that would be treated as UBTI.
Taxation of Non-U.S. Stockholders
The following discussion only applies to certain Non-U.S. Stockholders. Whether an investment in the shares of our common stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in the shares of our common stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. Stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Stockholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder, we will not be required to withhold federal tax if the Non-U.S. Stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Actual or deemed distributions of net capital gains to a Non-U.S. Stockholder, and gains realized by a Non-U.S. Stockholder upon the sale of our common stock, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder.
Under our reinvestment of distributions policy, if a Non-U.S. Stockholder owns shares of our common stock registered in its own name, the Non-U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of our common stock if such stockholder does not “opt out” of the reinvestment of distributions policy by delivering a written notice to us prior to the record date of the next dividend or distribution. If the distribution is a distribution of our investment company taxable income, is not reported as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S.

Stockholder), the amount distributed (to the extent of current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in our common stock. The Non-U.S. Stockholder will have an adjusted basis in the additional shares of our common stock purchased through the reinvestment equal to the amount reinvested. The additional shares of our common stock will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the Non-U.S. Stockholder’s account.
The tax consequences to Non-U.S. Stockholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Stockholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.
If we distribute net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares of our common stock may not be advisable for a Non-U.S. Stockholder.
We must generally report to Non-U.S. Stockholders and the IRS the amount of distributions paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Stockholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate. Backup withholding, however, generally will not apply to distributions to a Non-U.S. Stockholder of our common stock, provided the Non-U.S. Stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Stockholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Non-U.S. Stockholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to a foreign entity that is not a financial institution unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares of our common stock, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares of our common stock and potentially proceeds from the sale of their shares of our common stock. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our Articles of Amendment and Restatement (the “Charter”) and our Bylaws (“Bylaws”). This summary may not contain all of the information that is important to you, and we refer you to the Maryland General Corporation Law and our Charter and Bylaws for a more detailed description of the provisions summarized below.
General
Under the terms of our Charter, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations. Under our Charter, the Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of the shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our Charter provides that the Board, without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The following presents our outstanding classes of securities as of August 9, 2021:
Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	200,000,000	—	26,554,664
Common Stock
All shares of our common stock will have equal rights as to earnings, assets, voting, and distributions and other distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by the Board and declared by us out of funds legally available therefor. The shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time.
Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power.
Preferred Stock
Our Charter authorizes the Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Any issuance of preferred stock must comply with the requirements of the 1940 Act.
The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock that our Charter may provide and requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2∕3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and so long as distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.
The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Bylaws also provide that, to the maximum extent permitted by Maryland law, with the approval of the Board and provided that certain conditions described in our Bylaws are met, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay amounts we have so paid if it is ultimately determined that indemnification of such expenses is not authorized under our Bylaws. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either, case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act as of the date of such agreements.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Certain Provisions of the MGCL and Our Charter and Bylaws; Anti-Takeover Measures
The MGCL and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
The Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors is elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our Charter and Bylaws provide that, subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director is elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in our Bylaws), in which directors are elected by a plurality of the votes cast in the contested election of directors. There is no cumulative voting in the election of directors. Pursuant to our Charter, the Board may amend the Bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our Charter provides that the number of directors will be set by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less the minimum number required by the MGCL or greater than eleven. Our Charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least three-fourths of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for stockholder action by less than unanimous written consent, which our Charter does not). These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give the Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third-party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our Bylaws provide that special meetings of stockholders may be called by the Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open- end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by 75% or more of our continuing directors (in addition to approval by the Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter.
The “continuing directors” are defined in our Charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our Charter and Bylaws provide that the Board will have the exclusive power to adopt, alter, amend or repeal any provision of our Bylaws and to make new Bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two- thirds of the votes entitled to be cast on the matter (the “Control Share Acquisition Act”). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. Accordingly, we have opted-out of the Maryland Control Share Acquisition Act. We can offer no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the Board determines that it would be in our best interests, including in light of the Board’s fiduciary obligations, applicable federal and state laws, and the particular facts and circumstances surrounding the Board’s decision.
Business Combinations
Under Maryland law, “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time. However, the Board will adopt resolutions so as to make us subject to the provisions of the Business

Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with the 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our Bylaws require that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company (ii) any action asserting a claim of breach of any standard of conduct or legal duty owed by any of the Company’s director, officer or other agent to the Company or to its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or the Charter or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum selection provision in our Bylaws does not apply to claims arising under the federal securities laws, including the Securities Act and the Exchange Act.
There is uncertainty as to whether a court would enforce such a provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for stockholders in bringing a claim against us or our directors, officers or other agents. Any investor purchasing or otherwise acquiring our shares is deemed to have notice of and consented to the foregoing provision.
The exclusive forum selection provision in our Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding such exclusive forum selection provision, a court could rule that such provision is inapplicable or unenforceable.
Transfer Restrictions
The shares of our common stock issued and sold by us in January 2020 in reliance upon the available exemptions from the registration requirements of the Securities Act (the “Private Common Stock Offering”) and issued by us in the Formation Transactions that were not registered for resale in connection with our IPO have not been registered under the Securities Act or the securities laws of any jurisdiction and, accordingly, until registered, may not be resold or transferred except as permitted under the Securities Act and the applicable securities laws of any jurisdiction. See “Securities Eligible For Future Sale” for additional information.
Convertible Notes
Overview
In December 2020, in reliance upon the available exemptions from the registration requirements of the Securities Act, we issued and sold $50 million in aggregate principal amount of the Convertible Notes at an original issuance price of 97.376% of the aggregate principal thereof. The Convertible Notes were issued pursuant to the Convertible Notes Indenture and mature on December 11, 2025, unless repurchased or converted in accordance with their terms prior to such date.
The Convertible Notes bear interest at a rate of 6.00% per year, subject to additional interest upon certain events, payable semiannually in arrears on May 1 and November 1 of each year, beginning on

May 1, 2021. If an investment grade rating is not maintained with respect to the Convertible Notes, additional interest of 0.75% per annum will accrue on the Convertible Notes until such time as the Convertible Notes have received an investment grade rating of “BBB-” (or its equivalent) or better.
The Convertible Notes are direct unsecured obligations of the Company and rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; effectively junior in right of payment to the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries. No sinking fund is provided for the Convertible Notes.
Holders may convert their Convertible Notes, at their option, at any time on or prior to the close of business on the business day immediately preceding the Convertible Notes Maturity Date. The conversion rate is initially 66.6667 shares of the Company’s common stock, per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $15.00 per share of common stock). The net asset value per share of our common stock at September 30, 2020 (the last date prior to the issuance of the Convertible Notes for which we reported net asset value) was $13.01. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the Convertible Notes Maturity Date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances. Upon conversion of the Convertible Notes, the Company will pay or deliver, as the case may be, cash, shares of common stock, or a combination of cash and shares of common stock, at the Company’s election, per $1,000 principal amount of the Convertible Notes, equal to the then existing conversion rate.
At the Company’s option, it may cause holders to convert all or a portion of the then outstanding principal amount of the Convertible Notes plus accrued but unpaid interest, but excluding the date of such conversion, at any time on or prior to the close of business on the business day immediately preceding the Convertible Notes Maturity Date, if, following the listing of the Company’s common stock on a national securities exchange, the closing sale price of the common stock on such national securities exchange for any 30 consecutive trading days exceeds 120% of the conversion price, as may be adjusted. Upon such conversion, the Company will pay or deliver, as the case may be, cash, shares common stock, or a combination of cash and shares of common stock, at the Company’s election, per $1,000 principal amount of the Convertible Notes, equal to the then existing conversion rate, and a forced conversion make-whole payment, if any, in cash.
In addition, if the Company undergoes a fundamental change (as defined in the Second Supplemental Indenture), holders may require the Company to repurchase for cash all or part of such holders’ Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Convertible Notes Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act, as may be applicable to the Company from time to time or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, (ii) comply with Section 18(a)(1)(B) as modified by Section 61(a) of the 1940 Act, as may be applicable to the Company from time to time or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, (iii) provide certain financial information to the holders of the Convertible Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Exchange Act, and (iv) use its commercially reasonable efforts to maintain a rating on the Convertible Notes at all times. These covenants are subject to important limitations and exceptions that are described in the Convertible Notes Indenture.
Convertible Notes Registration Rights Agreement
Concurrently with the closing of the Convertible Notes Offering, we entered into a registration rights agreement, dated as of December 11, 2020 (the “Convertible Notes Registration Rights Agreement”), for

the benefit of the holders of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes. Pursuant to the terms of the Convertible Notes Registration Rights Agreement, we filed with the SEC a registration statement registering the public resale of the Convertible Notes and the shares of our common stock issuable upon conversion of the Convertible Notes by the holders thereof, which was declared effective by the SEC on August 2, 2021. Under the Convertible Notes Registration Rights Agreement, we are obligated to use our commercially reasonable efforts to continuously maintain such registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Convertible Notes Registration Rights Agreement. There can be no assurance that any selling holder of such securities will sell any or all of such securities registered pursuant to such resale registration statement.
2025 Notes
Overview
In January 2020, concurrent with the completion of the Private Common Stock Offering, we completed the 144A Note Offering in reliance upon the available exemptions from the registration requirements of the Securities Act, pursuant to which we issued and sold $125 million in aggregate principal amount of the unsecured 2025 Notes. The 2025 Notes were issued pursuant to the 2025 Notes Indenture and mature on January 16, 2025, unless repurchased or redeemed in accordance with their terms prior to such date. The 2025 Notes are redeemable, in whole or in part, at any time, or from time to time, at our option, on or after January 16, 2023 at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. The holders of the 2025 Notes do not have the option to have the 2025 Notes repaid or repurchased by us prior to the Maturity Date.
The 2025 Notes bear interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2020. The 2025 Notes are direct, general unsecured obligations of us and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the 2025 Notes. The 2025 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior. The 2025 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The 2025 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under the Credit Agreement, and effectively subordinated to any indebtedness which is secured.
The 2025 Notes Indenture contains certain covenants, including covenants requiring us to (i) comply with the asset coverage requirements of the 1940 Act, whether or not we are subject to those requirements, and (ii) provide financial information to the holders of the 2025 Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the 2025 Notes Indenture.
2025 Notes Registration Rights Agreement
Concurrently with the closing of the 144A Note Offering, we entered into the 2025 Notes Registration Rights Agreement for the benefit of the purchasers of the 2025 Notes in such offering. Pursuant to the terms of the 2025 Notes Registration Rights Agreement, we filed with the SEC a registration statement registering the public resale of the 2025 Notes by the holders thereof that elected to include their 2025 Notes in such registration statement, which was declared effective by the SEC on October 20, 2020. We filed with the SEC a subsequent registration statement registering the public resale of such 2025 Notes by such holders, which was declared effective by the SEC on August 2, 2021. Under the 2025 Notes Registration Rights Agreement, we are obligated to use our commercially reasonable efforts to continuously maintain such registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the 2025 Notes Registration Rights Agreement. There can be no assurance that any selling holder of such securities will sell any or all of such securities registered pursuant to such resale registration statement.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our Charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock under our charter. In particular, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:
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immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 200% (or 150% if certain requirements are met); and

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the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

The features of the preferred stock are further limited by the requirements applicable to RICs under the Code.
For any class or series of preferred stock that we may issue, our Board will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
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the designation and number of shares of such class or series;

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the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

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any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

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the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

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the voting powers, if any, of the holders of shares of such class or series;

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any provisions relating to the redemption of the shares of such class or series;

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any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

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any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

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the title of such subscription rights;

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the exercise price for such subscription rights (or method of calculation thereof);

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the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

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the number of such subscription rights issued to each stockholder;

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the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

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if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

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any termination right we may have in connection with such subscription rights offering; and

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any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholder s, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default  —  Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

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the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

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the provision for any sinking fund;

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any restrictive covenants;

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any Events of Default;

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whether the series of debt securities is issuable in certificated form;

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any provisions for defeasance or covenant defeasance;

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any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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whether the debt securities are secured and the terms of any security interest;

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the listing, if any, on a securities exchange; and

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any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt, but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Risk Factors” in our annual, quarterly and other reports filed with the SEC from time to time. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
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how it handles securities payments and notices,

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whether it imposes fees or charges,

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how it would handle a request for the holders’ consent, if ever required,

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whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

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how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

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if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

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An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

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An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

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DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):
(1)
we default in the payment of any interest upon a debt securities of the series when due and payable and the default continues for a period of 30 days;

(2)
we default in the payment of the principal of (or premium, if any, on) a debt security of the series when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date, and the default continues for a period of five days;

(3)
we fail for 60 consecutive days after written notice from the trustee or the holders of at least 25%

in principal amount of the debt securities of the series then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements with respect to debt securities of the series;
(4)
pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC;

(5)
we file for bankruptcy or certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days;

(6)
we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days; and

(7)
any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.
Remedies If an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured.

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The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer to the trustee security or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.

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The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity.

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The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default
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in the payment of principal, any premium, or interest or

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in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger, Consolidation or Sale of Assets
Unless the prospectus supplement relating to certain debt securities states otherwise, the indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly-owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly-owned subsidiary of the Company) in any one transaction or series of related transactions unless:
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we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

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the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

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immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default shall have occurred and be continuing; and

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we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
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change the stated maturity of the principal of or interest on the debt securities;

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reduce any amounts due on the debt securities;

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reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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adversely affect any right of repayment at the holder’s option;

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change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

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impair your right to sue for payment;

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adversely affect any right to convert or exchange a debt security in accordance with its terms;

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modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain changes that would not adversely affect the rights of holders of the outstanding debt securities in any material respect, including to:
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evidence the succession of any person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and in the debt securities;

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add any additional covenants of the Company or to surrender any right or power in the indenture conferred upon the Company;

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add any additional events of default of the Company;

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secure the debt securities;

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities;

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cure any ambiguity, to correct or supplement any provision in the indenture that may be inconsistent with any other provision therein; provided that such action shall not adversely affect the interests of the holders of the applicable outstanding debt securities in any material respect, in each case as determined in good faith by the Company, as evidenced by a certificate of an officer of the Company; or

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add guarantors or co-obligors with respect to the debt securities.

We also do not need any approval to make any change that affects only debt securities to be issued under the indenture, as may be supplemented, after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
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If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

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If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

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For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

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For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance  —  Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all debt securities of the series then outstanding or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the debt securities of the series then outstanding after such debt securities have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the indenture.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “— Indenture Provisions  —  Subordination” below. In order to achieve covenant defeasance, we must do the following:
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If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity.

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We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

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Covenant defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

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No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

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Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
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If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.

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We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

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We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

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Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

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No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

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Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions  —  Subordination”.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
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only in fully registered certificated form,

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without interest coupons, and

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unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions  —  Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
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our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

•
renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles, or similar facilities.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S. Bank National Association serves as the trustee under the indenture.
Certain Considerations Relating To Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC has advised us that it is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants, or Direct Participants, include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

ISSUANCE OF OPTIONS, WARRANTS OR SECURITIES TO SUBSCRIBE FOR OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK
At our 2021 Annual Meeting of Stockholders held on June 17, 2021, our stockholders approved our ability to sell or otherwise issue options, warrants or rights to subscribe to, convert to, or purchase shares of our common stock, which may include convertible preferred stock and convertible debentures, under appropriate circumstances in connection with our capital raising and financing activities, subject to applicable restrictions under the 1940 Act (including, without limitation, that the number of shares issuable does not exceed 25% of our then-outstanding common stock and that the exercise or conversion price thereof is not, at the date of issuance, less than the market value per share of our common stock). Such authorization has no expiration. Any exercise of options, warrants or securities to subscribe for or convertible into shares of our common stock at an exercise or conversion price that is below net asset value at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in net asset value as a result of the proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest than the increase in our assets resulting from such offering.
As a result of obtaining this authorization, in order to sell or otherwise issue options, warrants or securities to subscribe for or convertible into shares of our common stock, (a) the exercise or conversion feature of the options, warrants or rights must expire within 10 years of issuance; (b) with respect to such securities that are accompanied by other securities when issued, the securities cannot be separately transferable unless no class of such securities and the other securities that accompany them has been publicly distributed; (c) the exercise or conversion price for the options, warrants or rights must not be less than the current market value of the common stock at the date of the issuance of the options, warrants or rights; (d) a majority of our directors who are not “interested persons” of the Company as defined in the 1940 Act shall have approved each individual issuance of options, warrants or rights and determined that each such issuance is in the best interests of the Company and our stockholders; and (e) the number of shares of our common stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such securities must not exceed 25% of our outstanding common stock at such time.
We could also sell shares of our common stock below net asset value per share in certain other circumstances. See “Sales of Common Stock Below Net Asset Value.”

REGULATION
The information contained in “Part I, Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

SECURITIES ELIGIBLE FOR FUTURE SALE
Rule 144
As of the date of this prospectus, $125 million in aggregate principal amount of the 2025 Notes are outstanding. All of the 2025 Notes, except for the $73,410,000 in aggregate principal amount of the 2025 Notes registered for resale under the Securities Act, are considered “restricted” securities under the meaning of Rule 144 under the Securities Act (“Rule 144”) and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Additionally, any 2025 Notes purchased by our affiliates, as that term is defined in Rule 144, would only be able to be sold in compliance with the Rule 144 limitations described below.
In general, under Rule 144, a person (or persons whose 2025 Notes are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those 2025 Notes, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those 2025 Notes without regard to the provisions of Rule 144.
A person (or persons whose 2025 Notes are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period an amount of 2025 Notes that does not exceed 10% of the then outstanding aggregate principal amount of the 2025 Notes. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).
2025 Notes Registration Rights Agreement
Concurrently with the closing of the 144A Note Offering, we entered into the 2025 Notes Registration Rights Agreement for the benefit of the purchasers of the 2025 Notes in such offering. Pursuant to the terms of the 2025 Notes Registration Rights Agreement, we filed with the SEC a resale registration statement on Form N-2 registering the public resale of $73,410,000 in aggregate principal amount of the 2025 Notes by the holders thereof that elected to include their 2025 Notes in such registration statement, which was declared effective by the SEC on October 20, 2020. We filed with the SEC a subsequent registration statement registering the public resale of such 2025 Notes by such holders, which was declared effective by the SEC on August 2, 2021. Under the 2025 Notes Registration Rights Agreement, we are obligated to use our commercially reasonable efforts to continuously maintain a resale registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, described below, until all of the 2025 Notes covered by the resale registration statement have been sold pursuant to the resale registration statement or are otherwise no longer registrable notes, as set forth in the 2025 Notes Registration Rights Agreement.
Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of the resale registration statement for the 2025 Notes (and therefore suspend sales under such resale registration statement) for certain periods, referred to as “blackout periods” and described below.
The blackout periods will be for such times as we may reasonably determine is necessary and advisable, but in no event (i) will occur on more than two occasions during any rolling 12-month period, (ii) be for more than an aggregate of 90 days in any rolling 12-month period, or (iii) be for more than 60 days in any rolling 90-day period. Blackout periods shall occur if, among other things, any of the following occurs:
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the representative(s) of the underwriter(s) in the sale of our common stock for reoffering to the public (including pursuant to a “block trade” or other similar transaction) has advised that the sale of the 2025 Notes under the resale registration statement for the 2025 Notes would have a material adverse effect on such underwritten offering of our common stock;

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a majority of the independent members of our Board determines in good faith that: (i) the offer or sale of the 2025 Notes would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination or other significant transaction involving us; (ii) upon the advice of counsel, the sale of the 2025 Notes would require disclosure of material non-public information not otherwise required to be disclosed under applicable law; or (iii) (a) we have a bona fide business purpose for preserving the confidentiality of any such transaction, (b) disclosure of any such proposed transaction would have a material adverse effect on us or our ability to consummate such proposed transaction, or (c) any such proposed transaction would render us unable to comply with SEC requirements, in each case under circumstances that would make it impracticable or inadvisable to cause such resale registration statement (or such filings) to become effective or to amend or supplement such resale registration statement on a post-effective basis, as applicable; or
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we determine in good faith, upon the advice of counsel, that we are required by applicable law, or that it is in our best interests, to supplement the resale registration statement for the 2025 Notes or file a post-effective amendment thereto in order to incorporate information for the purpose of: (i) including in such resale registration statement any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflecting in the prospectus included in such resale registration statement any facts or events arising after the effective date of such resale registration statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (iii) including in the prospectus included in such resale registration statement any material information with respect to the plan of distribution not disclosed in such resale registration statement or any material change to such information.

Pursuant to the 2025 Notes Registration Rights Agreement, we will pay the fees and expenses incurred in offering and in disposing of the 2025 Notes, including all registration and filing fees, any other regulatory fees, printing and delivery expenses, listing fees and expenses, fees and expenses of counsel, independent certified public accountants, and any special experts retained by us, and reasonable and documented fees and expenses of counsel to the selling noteholders in an amount not to exceed $75,000. The selling noteholders will be responsible for (i) all brokers’ and underwriters’ discounts and commissions, transfer taxes, and transfer fees relating to the sale or disposition of the 2025 Notes, and (ii) the fees and expenses of any counsel to the selling noteholders exceeding $75,000.
There can be no assurance that any selling holder of such 2025 Notes will sell any or all of the 2025 Notes registered pursuant to such resale registration statement. Once sold under such resale registration statement, the 2025 Notes will be freely tradable in the hands of persons other than our affiliates.
Convertible Notes Registration Rights Agreement
Concurrently with the closing of the Convertible Notes, we entered into the Convertible Notes Registration Rights Agreement for the benefit of the holders of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes. Pursuant to the terms of the Convertible Notes Registration Rights Agreement, we filed with the SEC a registration statement registering the public resale of the Convertible Notes and the shares of our common stock issuable upon the conversion thereof by the holders thereof, which was declared effective by the SEC on August 2, 2021. Under the Convertible Notes Registration Rights Agreement, we are obligated to use our commercially reasonable efforts to continuously maintain such registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, described below, until all of such Convertible Notes and such shares of our common stock covered by such resale registration statement have been sold pursuant to such resale registration statement or are otherwise no longer registrable securities, as set forth in the Convertible Notes Registration Rights Agreement.
Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of the resale registration statement for the Convertible Notes and the shares of our common stock issuable upon conversion of the Convertible Notes (and therefore suspend sales under such resale registration statement) for certain periods, referred to as “blackout periods” and described below.
The blackout periods will be for such times as we may reasonably determine is necessary and advisable, but in no event (i) will occur on more than two occasions during any rolling 12-month period, (ii) be for more than an aggregate of 90 days in any rolling 12-month period, or (iii) be for more than 60 days in any rolling 90-day period. Blackout periods shall occur if, among other things, any of the following occurs:
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the representative(s) of the underwriter(s) in the sale of shares our common stock has advised that the sale of the Convertibles Notes and the shares of our common stock issuable upon conversion thereof (collectively, the “Registrable Securities”) pursuant to any such resale registration statement would have a material adverse effect on such underwritten offering of shares of our common stock;

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a majority of the independent members of our Board determines in good faith that: (i) the offer or sale of the Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination or other significant transaction involving us; (ii) upon the advice of counsel, the sale of the Registrable Securities would require disclosure of material non-public information not otherwise required to be disclosed under applicable law; or (iii) (a) we have a bona fide business purpose for preserving the confidentiality of any such transaction, (b) disclosure of any such proposed transaction would have a material adverse effect on us or our ability to consummate such proposed transaction, or (c) any such proposed transaction would render us unable to comply with SEC requirements, in each case under circumstances that would make it impracticable or inadvisable to cause such resale registration statement (or such filings) to become effective or to amend or supplement such resale registration statement on a post-effective basis, as applicable; or

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we determine in good faith, upon the advice of counsel, that we are required by applicable law, or that it is in our best interests, to supplement such resale registration statement for the Registrable Securities or file a post-effective amendment thereto in order to incorporate information for the purpose of: (i) including in such resale registration statement any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflecting in the prospectus included in such resale registration statement any facts or events arising after the effective date of such resale registration statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (iii) including in the prospectus included in such resale registration statement any material information with respect to the plan of distribution not disclosed in such resale registration statement or any material change to such information.

Pursuant to the Convertible Notes Registration Rights Agreement, we will pay the fees and expenses incurred in offering and in disposing of the securities covered thereby, including all registration and filing fees, any other regulatory fees, printing and delivery expenses, listing fees and expenses, fees and expenses of counsel, independent certified public accountants, and any special experts retained by us, and reasonable and documented fees and expenses of counsel to the selling holders in an amount not to exceed $75,000. The selling holders will be responsible for (i) all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees, and (ii) the fees and expenses of any counsel to the selling holders exceeding $75,000.
There can be no assurance that any selling holder of such Convertible Notes or shares of our common stock issued upon the conversion of the Convertible Notes will sell any or all of such securities registered pursuant to such resale registration statement. Once sold under such resale registration statement, such securities will be freely tradable in the hands of persons other than our affiliates.

PLAN OF DISTRIBUTION
We may offer, from time to time, in one or more offerings or series, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.
We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common stock offered by us, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our outstanding voting securities or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 10% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held by our custodian, Wells Fargo Bank, National Association, under a custody agreement. The principal address of our custodian is: 600 S. 4th St., Minneapolis, Minnesota 55479. American Stock Transfer & Trust Company, LLC serves as our transfer agent, plan administrator, dividend paying agent and registrar. The principal business address of our transfer agent is 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Our management team is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we generally seek reasonably competitive trade execution costs, we do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
The validity of the securities offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP.
Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of the Company incorporated by reference herein from the Company’s Annual Report on Form 10-K, including for the year ended December 31, 2020 and for the period August 12, 2019 (date of inception) to December 31, 2019, have been audited by Ernst & Young LLP, the Company’s independent registered public accounting firm, as set forth in their report included in such Annual Report on Form 10-K. Such consolidated financial statements of the Company are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The address of Ernst & Young LLP is 725 South Figueroa Street, Suite 200, Los Angeles, CA 90017.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act.
We furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.
We make available on our website (www.trincapinvestment.com) our annual reports on Form 10-K, quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statements and other information filed with the SEC. This information is available free of charge by contacting us at 1 N. 1st Street,

3rd Floor, Phoenix, Arizona 85004, calling us at (480) 374-5350 or visiting our corporate website. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website is not a part of this registration statement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement, if any, is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement, if any, have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement, if any. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, if any, and other information previously filed with the SEC.
The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021, and Amendment No. 1 thereto filed with the SEC on July 23, 2021;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2021;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 5, 2021, respectively;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 3, 2021, March 25, 2021, March 29, 2021, June 23, 2021 and August 4, 2021; and

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the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-39958), as filed with the SEC on January 28, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

See “Available Information” for information on how to obtain a copy of these filings.

TRINITY CAPITAL INC.
$
% Notes due 2026

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Goldman Sachs & Co. LLC	Keefe, Bruyette & Woods
A Stifel Company
           , 2021